INVESTMENT ADVISER CODE OF ETHICS

INTRODUCTION

Rule 204A-1 under the Advisers Act requires each federally registered investment adviser to adopt a written code of ethics (the “Code”) designed to prevent fraud by reinforcing the principles that govern the conduct of investment advisory firms and their personnel. In addition, the Code must set forth specific requirements relating to personal securities trading activity including reporting transactions and holdings.

Generally, the Code applies to directors, officers and employees acting in an investment advisory capacity who are known as Supervised Persons and, in some cases, also as Access Persons of the adviser. Supervised Persons covered by more than one code of ethics meeting the requirements of Rule 204A-1 will be subject to the code of the primary entity with which the Supervised Person is associated. Employees identified as Supervised and Access Persons must comply with the Code. Compliance is responsible for notifying each individual who is subject to the Code. Supervised Persons must be provided and must acknowledge receipt of this Code and any amendments to the Code. They must also comply with the federal securities laws.

GENERAL ETHICAL STANDARDS

Prudential holds its employees to the highest ethical standards. Maintaining high standards requires a total commitment to sound ethical principles and Prudential’s values. It also requires nurturing a business culture that supports decisions and actions based on what is right, not simply what is expedient.

It is the responsibility of management to make the Company’s ethical standards clear. At every level, employees must set the right example in their daily conduct. Prudential expects employees to be honest and forthright and to use good judgment. We expect them to deal fairly with customers, suppliers, competitors, and one another. We expect them to avoid taking unfair advantage of others through manipulation, concealment, abuse of confidential information or misrepresentation. Moreover, employees must understand the expectations of the Company and apply these guidelines to analogous situations or seek guidance if they have questions about conduct in given circumstances.

It is each employee’s responsibility to ensure that we:

➢Nurture a company culture that is highly moral and make decisions based on what is right.

➢Build lasting customer relationships by offering only those products and services that are appropriate to customers’ needs and provide fair value.

➢Maintain an environment where employees conduct themselves with courage, integrity, honesty and fair dealing at all times.

➢Ensure no individual’s personal success or business group’s bottom line is more important than preserving the name and goodwill of Prudential.

➢Regularly monitor and work to improve our ethical work environment.

Because Ethics is not a science, there may be gray areas. We encourage individuals to ask for help in making the right decisions. Business Management, Business Ethics Officers, and our Human Resources, Law and Compliance and Enterprise Ethics professionals are all available for guidance at any time.

Prudential Financial, Inc.- Compliance Approval Required Prior to External Dissemination

revised 01/31/2025

INVESTMENT ADVISER FIDUCIARY STANDARDS

Investment advisers are fiduciaries for clients. Fiduciary status may exist under contract; common law; state law; or federal laws, such as the Investment Advisers Act of 1940, the Investment Company Act of 1940 and ERISA.

Whenever a Prudential adviser acts in a fiduciary capacity, it will endeavor to consistently put the client’s interest ahead of the firm’s interests. It will disclose actual and potential meaningful conflicts of interest. It will manage actual conflicts in accordance with applicable legal standards. If applicable legal standards do not permit management of a conflict, the adviser will avoid the conflict. Adviser personnel will not engage in fraudulent, deceptive or manipulative conduct. Advisers will act with appropriate care, skill and diligence.

Advisory personnel are required to know when an adviser is acting as a fiduciary with respect to the work they are doing. In such cases, advisory personnel are expected to comply with all fiduciary standards applicable to the firm in performing their duties. In addition, they must also put the client’s interest ahead of their own personal interest. An employee’s fiduciary duty is a personal obligation. While advisory personnel may rely upon subordinates to perform many tasks that are part of their responsibilities, they are personally responsible for fiduciary obligations even if carried out through subordinates. Employees should be aware that failure to adhere to the standards under this Code might lead to disciplinary action up to and including termination of employment.

OTHER IMPORTANT POLICIES

This Code complements other important Prudential Policies that address ethics and conflicts, such as:

•Prudential’s Code of Conduct – Making the Right Choices - applies to all Prudential employees, including those affiliated with an investment adviser.

•Code of Ethics – Personal Investing Standards. All investment advisory personnel are subject to the Code of Ethics – Personal Investing Standards and must comply with all requirements therein unless otherwise notified by Compliance.

•Global Insider Trading Policy. All employees of Prudential are subject to the Global Insider Trading Policy and must comply with applicable requirements.

•Insider Trading and Information Barrier Standards. All Supervised and Access Persons receive training on their obligations and must comply with any information barrier restrictions applicable to their business unit or job function.

•Compliance Policies and Procedures – all investment advisory personnel must comply with their applicable business unit policies and procedures.

REPORTING VIOLATIONS OF THE CODE

Failure to comply with any of the requirements (or report potential violations) of this Code and the other important policies listed above may result in violations of securities laws and regulations. Prudential takes such violations very seriously. Any potential violation of the provisions of this Code will be investigated by Law & Compliance. If a determination is made that a violation has occurred, we may impose appropriate sanctions, up to and including termination of employment or referral to regulatory, civil, or criminal authorities.

To report suspected violations, you should contact Compliance. If you feel uncomfortable reporting directly to Compliance, you may also report suspected violations to our Ethics Help

Prudential Financial, Inc.- Compliance Approval Required Prior to External Dissemination

revised 01/31/2025

Line (1-800-752-70241) or Website https://prudential.ethicspoint.com. Prudential will not tolerate any discrimination, harassment, or retaliation against anyone who makes a good faith report or assists in an investigation.

You may voluntarily communicate with or provide information to government agencies regarding potential violations of the law without providing notice to, or obtaining approval, from Prudential. Nothing in these Standards is intended to, or should be interpreted, to preclude anyone from exercising these rights.

Prudential Financial, Inc.- Compliance Approval Required Prior to External Dissemination

revised 01/31/2025

Prudential's Code of Conduct

MAKING THE RIGHT CHOICES

MESSAGE FROM OUR CHAIRMAN AND CEO

At Prudential, we all share a tremendous responsibility and opportunity — to make lives better by solving the financial challenges of our changing world. Your commitment to fulfilling our shared purpose and delivering meaningful value to our customers and other stakeholders helps make financial security a reality for millions of individuals and families around the world.

Our long-standing pledge to do business the right way must remain at the heart of every customer interaction, decision and choice we make so that we live up to our purpose and deliver on our promises. Where we operate, who we serve and what solutions we provide will evolve just as our customers' needs, expectations and our operating environment do. What will never change — can never change — is our commitment to responsible leadership and working with integrity.

These fundamentals have defined our approach to business from the day Prudential was founded more than 150 years ago. And we must hold true to those as we evolve to address new customer needs and technological advancements. As we continue to grow and serve customers worldwide, I know I can rely on you to uphold our resolute commitment to always do things the right way, every day.

Our Code of Conduct, *Making the Right Choices*, was developed to support you in your work every day. It provides a guide to understanding the ethical business practices we adhere to across the company — from how we operate to how we treat employees, customers and other stakeholders. It identifies the responsibilities we all share in meeting the company's high ethical standards. In addition, it notes the many resources available to help as we deliver on our promises.

Thank you for your continued contributions and commitment to delivering on our promises and fulfilling our purpose.

ANDREW F. SULLIVAN
Chairman and Chief Executive Officer
Prudential Financial, Inc.

"Our long-standing pledge to do business the right way must remain at the heart of every customer interaction, decision and choice we make."

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TABLE OF CONTENTS

OUR PURPOSE, PRINCIPLES AND CORE VALUES **3**

Our Purpose Unites Us 3

Our Principles Guide Us 3

Our Core Values Are Our Foundation 3

OUR FUTURE IS POWERED BY OUR HERITAGE **4**

WE DO THE RIGHT THING **5**

What Is the Code? 5

Following the Code 5

Leading by Example 6

Seeking Guidance and Reporting Concerns 7

Speaking Up Without Fear 7

Protecting the Integrity of Prudential's Financial Reporting 7

Making the Right Decisions 8

WE CHAMPION AN ETHICAL WORK ENVIRONMENT **9**

Promoting a Work Environment Free from Harassment and Discrimination 10

Valuing and Respecting the Talents of Our Workforce 10

Providing a Safe and Healthy Work Environment 11

Prudential's Commitment to Human Rights 11

Workplace Violence 11

Sustainability at Prudential 12

WE UNDERSTAND OUR RESPONSIBILITIES TO OUR CUSTOMERS **13**

Treating Customers Ethically 14

Keeping Private Information Private 14

Securing Data and Information 14

Caring for Personal and Sensitive Information 15

Artificial Intelligence (AI) 15

Social Media Usage 15

WE DO BUSINESS THE RIGHT WAY **16**

Competing with Integrity 17

Managing Risk 17

Avoiding Conflicts of Interest 18

Protecting Our Assets 18

Safeguarding Prudential Proprietary Information and Assets 18

Protecting Trademarks and Other Intellectual Property 19

Treating Gifts and Entertainment Responsibly 20

Refusing to Pay or Take Bribes or Kickbacks 20

Preventing Money Laundering 20

Insider Information 21

Communicating Responsibly 21

Engaging Third Parties Responsibly 22

ADMINISTRATION OF OUR CODE **23**

Our Policies 24

Disciplinary Action 24

Voluntary Reporting to Government Agencies 24

CONTACT INFORMATION FOR RAISING ETHICAL CONCERNS AT PRUDENTIAL **25**

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OUR PURPOSE, PRINCIPLES AND CORE VALUES

Our Purpose Unites Us

Our purpose speaks to more than 150 years of creating financial opportunities for individuals, families, institutions and communities. It highlights our ability to improve the quality of life for more people through small- and large-scale solutions.

We make lives better by solving the financial challenges of our changing world.

Our Principles Guide Us

While our purpose unites us, our principles guide us in everything we do. Our integrity, long-term focus, our ability to translate the potential of our talent and culture into superior execution, and our expertise in making and keeping promises represent Prudential's unique combination of strengths.

We do the right thing.

Above all, we conduct ourselves in an ethical way, recognizing our role as a leader in the global community; we value the trust our customers, employees, investors, partners and communities place in us.

We take a long-term perspective.

We are committed to making lives better over the long term by providing solutions that stand the test of time; we anticipate the implications of our decisions now and in the future and take smart risks.

We win with talent, culture and execution.

Our diverse talent and inclusive culture give us an advantage in the marketplace and allow us to develop and execute on innovative solutions to address our customers' challenges as they evolve.

We make and keep promises.

We manage our company well and are able to take on risk for our customers; we live up to our commitments; our ability to make lives better depends on keeping the promises we make over the long term.

Our Core Values Are Our Foundation

Our core values fuel our ethical culture, drive our behaviors and reinforce our individual accountability to do the right thing every day and in every way.

Worthy of Trust

We keep our promises and are committed to doing business the right way.

Customer Focused

We provide quality products and services that meet our customers' needs.

Respect for Each Other

We are inclusive and collaborative, and individuals with diverse backgrounds and talents can contribute and grow.

Winning with Integrity

We are passionate about becoming the unrivaled industry leader by achieving superior results for our customers, employees, shareholders and communities.

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THE
PRUDENTIAL
HAS THE
STRENGTH OF
GIBRALTAR

OUR FUTURE IS POWERED BY OUR HERITAGE

In 1875, Insurance Agent John Fairfield Dryden established the Prudential Friendly Society, the first U.S. company to make life insurance affordable to working-class people. The company sold Industrial Insurance, which provided funeral and burial expenses for low-income families. Since that time, Prudential has remained committed to helping people achieve financial wellness and peace of mind.

That commitment extends to our communities and society as a whole. By increasing access to financial solutions, identifying and addressing challenging issues, and driving innovation through impactful investments, we are bringing financial security within reach of more and more people and communities.

We have built our company on our proud heritage of keeping the promises we make. Our commitment to doing business the right way is how we continue to earn the trust of our customers, employees, investors, shareholders, regulators, communities and other stakeholders. That trust is one of our most valuable and long-standing assets. It is the foundation upon which we fulfill our purpose to make lives better by solving the financial challenges of our customers in a changing world.

In our collective pursuit of that purpose, we welcome change by questioning the status quo and inviting feedback and open dialogue. We relentlessly bring our customers' perspectives into everything we do. And we embrace new technologies to enhance how we work, compete and exceed our customers' expectations.

We are responsible global citizens who strive each day to conduct business in an environmentally and socially responsible manner. We are committed to partnerships and initiatives that promote sustainability and social and economic development. We welcome and encourage the incredible volunteerism of our global associates. This commitment benefits our stakeholders and the communities in which we live and work.

Prudential's journey to make continuous improvements while working with high standards of ethics and integrity allows us to create value for our stakeholders and to make a positive, lasting difference in the world.

WE DO THE RIGHT THING

At Prudential, we are committed to doing business the right way. Our Code of Conduct, ***Making the Right Choices****, will help everyone working for or on behalf of Prudential understand our expectations and conduct business in a way that is consistent with Prudential's principles and values.*

What Is the Code?

The Code of Conduct describes the company's values, principles and expectations. It serves as a guide to support our everyday work, and provides an ethical decision-making framework for when we are faced with difficult situations. The Code underscores our commitment to doing business with the highest standards of ethics and integrity. Our Code applies to all employees and officers. We expect third parties doing business with or on behalf of Prudential to conduct themselves with this same level of honesty and integrity. The Code cannot address every issue that may be encountered, so we must be familiar with its principles and use it to guide our judgment and inform our actions.

Following the Code

Prudential expects its employees, sales associates and others associated with Prudential to understand their responsibilities to work with high ethical standards and integrity, and to support Prudential in doing the right thing. Our Code of Conduct communicates the general expectations for these behaviors. Specifically, Prudential expects everyone doing business with or on behalf of Prudential to:

- Act in an honest, fair, respectful and ethical manner.
- Make a personal commitment to conduct business with ethics and integrity, every day, in every situation.
- Act in the best interests of our customers, company, employees, partners and other stakeholders.
- Know, understand and comply with the letter and spirit of applicable laws, regulations and policies.
- Make business decisions based on what is right, not simply what is easy or expedient.
- Treat people professionally and with dignity and respect.
- Maintain a fair, professional, safe work environment free from discrimination, intimidation and harassment.
- Respect the diversity of each other's talents, abilities and experiences, value the input of others, and foster an environment of trust, collaboration, inclusiveness and candor.
- Report suspected unethical or unlawful behavior promptly. See page 7 for reporting resources.
- Complete required company training on time.
- Respect and protect personal, confidential, sensitive and material nonpublic information.
- Be customer-obsessed and provide excellent customer service, and when complaints do occur, take them seriously and escalate the issues for quick remediation.
- Manage risk by understanding, identifying, communicating and mitigating issues arising out of our businesses.

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Leading by Example

Leaders and managers at Prudential have an increased responsibility to lead by example and be role models in the way they act, make decisions, handle concerns and different opinions, and set a rock-solid foundation for the trust that is placed in us by all our stakeholders. At a minimum, we expect all leaders and managers at Prudential to:

- Role model the right behaviors and inspire others to do the same.
- Create and maintain a work environment where everyone understands their responsibilities and ethical behavior is expected.
- Promote and protect Prudential's brand, name and reputation.
- Make business decisions based on high ethical standards.
- Establish and maintain controls and procedures that are current, effective and consistent with internal policies and the changing marketplace.
- Recognize, acknowledge and consider ethical behavior when making employment-related decisions, including hiring, promotions, compensation and disciplinary actions.
- Foster a speak-up culture so that everyone is comfortable raising concerns by encouraging open communication, building trust, escalating and resolving issues promptly, and upholding Prudential's policy against retaliation.
- Hold team members accountable for completing required company training on time.

If you want to be **inspired, inspire** others.

Seeking Guidance and Reporting Concerns

Seeking guidance and raising concerns promptly are the responsibilities of all employees and sales associates. If anyone associated with Prudential is aware of or reasonably suspects any unethical or unlawful behavior or practices, violations of laws, regulations or internal policies — including any accounting, internal accounting controls or auditing matters — the person is obligated to report this information promptly.

https://prudential.ethicspoint.com

to those who need to know to resolve the issue. Prudential is committed to preventing the recurrence of misconduct. Individuals may also voluntarily communicate with or provide information to government agencies regarding potential violations of law without providing notice to or obtaining approval from Prudential. For more information, consult Prudential's policies on reporting concerns and non-retaliation.

Prudential **values** when you raise **concerns** and we don't tolerate retaliation against those who do.

Speaking Up Without Fear

Protecting the Integrity of Prudential's Financial Reporting

Making the Right Decisions

If we face a difficult decision or are unclear what to do in a situation, following these steps can help us make decisions that will preserve the trust that others have placed in us.

PAUSE

Pausing before we act to consider how to approach the situation can help avoid hasty decisions and rationalizations and provide clarity on a course of action.

THINK

These questions can help us think through the various intended and unintended consequences of our actions or decisions:

Is it consistent with the law, internal policies, standards, procedures and guidelines?

Is it in the best interests of our customers, company, employees and other stakeholders?

Would it be okay if everyone did it?

If we can do it, should we do it?

Would I be proud if this action or decision was in the news?

ACT

Answering no to any of these questions may signify a situation with serious consequences. Act by discussing the situation promptly with management, the People team, compliance, law or the Ethics Office. These resources are available to provide guidance on making sound decisions for the long-term benefit of our stakeholders. There may also be times when the issue needs to be further escalated to arrive at a decision.

Q ***QUESTION:*** **You don't work in finance, but you suspect that our recordkeeping on a large initiative is not accurate. Is the financial integrity of Prudential's records your responsibility?**

A ***ANSWER: Yes. Accuracy in recordkeeping is not the job of a particular function. We are all responsible for making sure that our company records are accurate, complete and appropriately documented. If you suspect an issue, it's your obligation to report it.***

Q ***QUESTION:*** **You see a colleague do something that you think may be a violation of a Prudential policy, but you're not sure and it doesn't directly affect you. Should you say anything?**

A ***ANSWER: Yes. We rely on everyone associated with Prudential to report suspected violations of law, regulation or policy, or unethical behavior even if it doesn't affect the employee making the report. A violation, left unreported, can cause damage to our reputation and puts our colleagues, our customers and the company at risk. Depending on what it is, it can also lead to regulatory and legal consequences. Even if you're not sure, make a confidential report of concerns and suspected violations. It's your responsibility. Prudential requires it and depends on our employees, sales associates and others to raise concerns. You may also voluntarily communicate with or provide information to government agencies regarding potential violations of law without providing notice to or obtaining approval from Prudential.***

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WE CHAMPION AN ETHICAL WORK ENVIRONMENT

Prudential is committed to policies and practices that foster a work environment that upholds the highest standards of integrity. We are dedicated to creating an inclusive and respectful environment where we value each other's contributions and believe that everyone should have an equal chance to succeed — this is essential to achieving our purpose.

Q ***QUESTION:*** **There's a person in your group who makes offensive jokes. You keep telling him not to do this, but he keeps ignoring you and says you have no sense of humor. What should you do?**

A ***ANSWER: You should report this to management, the People team, your business ethics officer, or the Ethics Office. Prudential is committed to a safe and respectful work environment. All Prudential employees are expected to conduct themselves professionally, to respect others at all times, and to contribute to a productive work environment that is free from harassing behaviors.***

Q ***QUESTION:*** **As the manager responsible for hiring, you've been reviewing resumes of candidates for a role involving communications with external parties. You and key members of your team have held interviews with promising candidates and narrowed down the individuals to the top three. The clear choice is a woman, and if hired, she would be the first woman to ever hold the position. Should that factor into your decision?**

A ***ANSWER: No. Managers must make all hiring decisions based on an applicant's qualifications and without regard for gender or any other protected characteristic.***

Promoting a Work Environment Free from Harassment and Discrimination

Prudential expects a work environment that is free from harassment of any kind or any other offensive or disrespectful conduct that makes employees feel uncomfortable. Our company complies with all local laws prohibiting harassment and expects that our employees and sales associates will do the same in all situations. The responsibility for maintaining a fair, professional and safe work environment free from discrimination, intimidation and harassment belongs to everyone associated with Prudential.

We will not tolerate unlawful discrimination of any kind in any aspect of the employment relationship, or when conducting Prudential business. This includes, but is not limited to, recruiting, hiring, compensation, access to training, promotion, discipline, termination of employment, work-related social activities, and other terms and conditions of employment. Prudential also will not tolerate any conduct that creates an intimidating or hostile working environment, or that interferes with work performance. This includes any conduct that occurs on or off Prudential facilities. We also will not tolerate retaliation against anyone who complains in good faith about behavior or practices that are inconsistent with Prudential internal policies, standards, procedures and guidelines.

Prudential provides employment and advancement opportunities to all qualified individuals in accordance with applicable laws. When bringing new employees into the company, Prudential recruits and hires individuals in compliance with applicable laws, with a commitment to fairness to all candidates. Prudential hires individuals based on their job-related qualifications, merit and competence. The company has specific protocols for hiring individuals in each local operation and related to each job responsibility. For more information, consult Prudential's policies on anti-discrimination, anti-harassment, and non-retaliation.

Valuing and Respecting the Talents of Our Workforce

At Prudential, we strongly believe that talent from different backgrounds and experiences provides the right mix of skills and expertise that allows us to grow and fulfill our purpose. For this reason, we actively seek out employees, vendors and business relationships from a deep pool of accomplished professionals eager to build on Prudential's respected name in the financial services industry. What's more, we strive to make Prudential an employer of choice through initiatives that support, inform, develop and increase the culture of inclusion, to create a work environment where all are empowered to contribute to our success. Through these efforts — which also extend to our surrounding communities — we honor the power of our people.

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Providing a Safe and Healthy Work Environment

Prudential is committed to creating and sustaining a culture that optimizes workplace health, well-being and safety. Everyone associated with Prudential is responsible for knowing and following our guidelines and any directions given by Prudential's security and facilities staff, and reporting situations or conditions that threaten health or safety to the appropriate area or their manager.

As an employer, we comply with all applicable regulations.

Prudential's Commitment to Human Rights

Prudential is fully committed to supporting and respecting the protection of internationally proclaimed human rights, and to avoiding the company's involvement in any abuse of human rights around the globe. We believe we operate in accordance with the United Nations Universal Declaration of Human Rights and the International Labour Organization's core conventions, and recognize and support the United Nations Guiding Principles on Business and Human Rights.

We expect that all customers, employees, agents, and business and supply chain partners will be treated with respect and dignity, and that our interactions with others will be free from abuse, discrimination and corruption. We do not tolerate forced labor, child labor, prison labor, human trafficking or slavery in any form. We expect that our business and supply chain partners similarly respect human rights and reject abuses of human rights.

Workplace Violence

Prudential is committed to maintaining a violence-free work environment. The company will not tolerate violence or threats of violence of any kind and will respond appropriately to ensure the maintenance of a safe and professional workplace. Workplace violence is any conduct that is sufficiently severe, offensive or intimidating to cause an employee to reasonably fear for their personal safety, the safety of their family, friends or coworkers, or damage or destruction of property. Further, it includes such behavior that results in a hostile, abusive or intimidating work environment. It is important to recognize and report behaviors of concern observed in and outside of the workplace that constitute workplace violence. We can all help each other create a safer work environment and prevent workplace violence. Please contact Global Security, email gscc@prudential.com, call your local Security Services or People team contact, or make an Ethics report at prudential.ethicspoint.com.

Q ***QUESTION:*** **You sit next to one of your colleagues and have observed her drinking alcohol and taking some pills during working hours. As part of her job responsibilities, she often drives from office to office during the day. You are concerned. What should you do?**

A ***ANSWER: You should not compromise when it comes to the safety of our employees and work environment. Share your concerns with your manager, the People team or the Ethics Office so that Prudential has an opportunity to provide support, if needed, to this employee.***

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Sustainability at Prudential

Since Prudential's founding more than 150 years ago, delivering on our promises has required a sustainable business approach. We recognize that addressing our top sustainability risks and opportunities is important to our long-term business success and to the success of our many stakeholders.

Our annual Sustainability Report offers details on our business stewardship practices such as product innovation, employee well-being, volunteering and community engagement, data privacy and cybersecurity, ethics and compliance, environmental stewardship, and more.

Every employee has a role to play in our progress, whether that is using natural resources cost-effectively or helping to foster a fair and inclusive work environment or supporting the financial security of our customers. The everyday actions at the heart of *Making the Right Choices* underpin the foundation of trust that fuels our continued progress. For more information, consult Prudential's Sustainability Report.

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WE UNDERSTAND OUR RESPONSIBILITIES TO OUR CUSTOMERS

We believe that doing the right thing means we focus on bringing our customers' perspective into everything we do. It means putting our customers first — listening and responding to what they want and need, personalizing the customer experience and anticipating their future needs. We expect that every employee and sales associate at Prudential will create a positive experience for our customers as we help them solve their financial challenges.

QUESTION: **You are a sales associate for Prudential. You notice a piece of information is missing from a form signed by your customer. Since you know what should be filled in based on your conversation with the customer, should you complete the form yourself?**

ANSWER: ***If the customer — not the sales associate — is required to fill in that information, you should not complete the form. You should inform the customer that the application is not yet complete and cannot be submitted for processing until he or she completes all the necessary information. When an organization and an individual do the right thing instead of what's easier or expedient, both gain the value of a reputation for integrity.***

Treating Customers Ethically

In addition to complying with applicable laws and regulations, we expect everyone associated with Prudential to hold themselves to high ethical standards. We are expected to act professionally and respectfully, to listen carefully and quickly respond to customer inquiries and requests, and to produce high-quality products, solutions and services.

We use fair and honest practices in advertising, marketing and customer service interactions, provide customers with clear, accurate information and deliver on our short- and long-term promises. Prudential's internal policies specify how Prudential's products, services and solutions can be marketed or sold. We have strict guidelines regarding the required licensing, communications and behavior of those who have the significant responsibility for selling our products, services and solutions.

Customer complaints are promptly reported, reviewed and resolved in accordance with company policies and applicable laws. For more information, consult Prudential's policies on sales practices.

Keeping Private Information Private

Securing Data and Information

We are diligent about protecting the data entrusted to us and our operating environment. Prudential's global information security and privacy programs establish controls and standards concerning the collection, use, storage, transfer and security of data. To best protect our customers', employees' and the company's interests, those with access to Prudential systems are expected not only to know their responsibilities in supporting the company's data protection efforts, but also to understand the specific ways they can help prevent cyberattacks and/or privacy breaches. For example, we should know the source before opening emails and attachments. Further, we should not send Prudential business records, including emails, to personal or other non-business-related external accounts or repositories.

We continually evaluate and evolve the technologies, processes, controls and intelligence to prevent, detect and respond to cyber threats and attacks. Everyone associated with Prudential is expected to report activity that puts our data and operating systems at risk.

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Caring for Personal and Sensitive Information

To retain the trust placed in us, it is our duty to protect the personal information of our customers, employees and others with whom we conduct business. We respect and honor their privacy as described in our policies and in accordance with applicable laws.

Employees and all others associated with Prudential who have access to personal information are required to keep this information secure and confidential, to use it in accordance with applicable privacy notices or contractual requirements and to restrict access to those who have proper authorization and a legitimate business need to know.

Prudential informs its customers, employees and others with whom we conduct business about our privacy practices through several channels and works to honor consumer rights as required by applicable laws and regulations. We provide privacy notices to consumers, employees and customers consistent with legal requirements and explain how Prudential generally collects, uses, stores, transfers and secures personal information. For more information, consult Prudential's privacy policies.

Artificial Intelligence (AI)

An AI system makes content, predictions, recommendations or decisions influencing real or virtual environments based on a given set of human-defined objectives. AI systems are designed to operate with varying levels of autonomy. At Prudential, AI helps us create and preserve value for our customers, employees and investors. Prudential's Ethical Principles for AI provide the foundation for trust and transparency throughout our design, development, purchase, validation, deployment, use and monitoring of AI.

Social Media Usage

Prudential recognizes the importance of communicating with clients, customers, colleagues and the public through digital media, including social media platforms. While social media can be an effective way to connect with others, it must be done in compliance with all applicable laws, rules and regulations, the policies and terms of the online/social networking venue, and Prudential policies, standards and guidelines, as well as Prudential's Anti-Discrimination, Anti-Harassment and Non-Retaliation policies. Please contact Prudential Communications at prudential.communications@prudential.com if you see or receive concerning posts or comments about the company's business or affairs. Do not respond directly. For more information, consult Prudential's policies on social media, digital communications and acceptable use.

Q *QUESTION:* **You posted comments on Facebook and Instagram about a business conversation you had with a Prudential customer and mentioned that customer by name and stated she is a customer. You did not reveal any other information, so that was okay to do, right?**

A ***ANSWER: No. This is a violation of the company's privacy policy. Prudential requires that all personal information about its customers and employees — and employees of our vendors and business partners — be kept secure and confidential, including the fact that a customer relationship exists.***

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WE DO BUSINESS THE RIGHT WAY

Prudential's long-term perspective as to how we conduct business is one of the reasons we have been around for 150 years. Selling products, solutions and services we can be proud of, making ethics and integrity a priority in our business practices, and requiring high ethical standards of third parties are some of the ways we will sustain our business over the long term and keep the promises we make.

Competing with Integrity

Prudential does not engage in conduct that interferes with free and fair competition or otherwise may violate antitrust and unfair competition laws. We must not use, disclose or obtain any confidential information to or from competitors, except through proper benchmarking or other approved methods that are intended to comply with antitrust laws. We do not utilize the intellectual property of others without having the appropriate rights. For more information, consult Prudential's policies on anti-trust, anti-competition, intellectual property, and third-party ownership, protection and use.

Managing Risk

Prudential is in the business of managing risks. We are committed to understanding, identifying and mitigating risks that may arise out of the services we perform and the products we sell/administer. We bring together a broad array of talent and expertise across the organization to collaborate and analyze potential outcomes and decisions to effectively manage risk. We also periodically review and assess our risks and programs. Prudential expects each of us to timely communicate and escalate any questions or disagreements about the risks we are taking or the ways in which we are managing risk.

Q **_QUESTION:_ You think a senior leader is abusing his or her power to cover up a mistake that was made on a project. What should you do?**

A ***ANSWER: The level of an employee or associate at Prudential does not excuse behavior inconsistent with our Code of Conduct. You should report the concern; it's your responsibility. Prudential will review the concern without regard to the level of the potential offender. Leaders will be held to higher standards of conduct, as they should role model the right behaviors.***

Q **_QUESTION:_ You used to work as an IT consultant before you were hired by Prudential. You want to continue working with your clients during the evenings and weekends. None of your clients are customers of or in competition with Prudential. Is this permitted?**

A ***ANSWER: It depends. You will need to disclose all the relevant details regarding your outside business activity to your manager and other approvers, who will decide if there is an actual or potential conflict. Given that your business is not competing with Prudential, nor sharing the same customers, it is possible you may be allowed to continue your outside business, but with specific conditions, such as not doing this business on company time, not using company resources or not holding yourself out as a Prudential employee while working with your clients.***

Making the Right Choices Prudential's Code of Conduct | **17**

Q *QUESTION:* **You are employed by Prudential and are responsible for hiring third parties for company projects. You receive a bid from a company owned by your neighbor and friend. What should you do?**

A ***ANSWER:*** *You need to avoid creating a personal conflict of interest, or the appearance of one, in business dealings. The company's interests have to come first. You should disclose to your manager that you have a relationship with the owner. You may need to recuse yourself from the selection process. The company's bid should be given the same consideration as other third parties so that the most appropriate service provider for the project is selected.*

Q *QUESTION:* **You are attending a weekly continuing education business class. Your professor thinks it is important for students to use real-world examples in class. You have heard that the company might be acquiring a company in the life insurance area. If you do not tell anyone the name of the company being considered for purchase, can you share this information with your classmates?**

A ***ANSWER:*** *No, you may not share this information. This information is confidential. Premature disclosure of sensitive company information could cause the company harm and may be unlawful. You must be careful not to discuss confidential or material nonpublic information, such as a potential acquisition, in public places. It is also important not to reveal confidential information to anyone who does not have a need to know. This includes coworkers, sales associates, business partners, consultants, nongovernmental third parties and personal acquaintances.*

Avoiding Conflicts of Interest

All employees and sales associates are required to disclose any activities, interests or affiliations that conflict with or appear to conflict with the interests of Prudential, its shareholders, customers or other stakeholders. This may include personal investments, business dealings, relationships, political contributions, involvement in certain crimes, family activities or outside activities — such as second jobs or sitting on a board — that may impact their objectivity or ability to make impartial business decisions, or that may jeopardize Prudential's ability to conduct business.

We are also required to identify and document institutional conflicts of interest that may arise within Prudential. Institutional conflicts of interest are situations in which the company has an incentive to serve one interest at the expense of another. Examples include serving the company's interest over the customer's interest and serving one customer to the detriment of another customer. For more information, consult Prudential's policies on conflicts of interest.

Protecting Our Assets

Safeguarding Prudential Proprietary Information and Assets

Prudential's assets include everything that the company owns or uses to conduct business. Employees and sales associates are entrusted with the care of these assets and must be proactive in safeguarding them from loss, damage, theft, waste and improper use. Protecting proprietary information and assets is critical to preserving Prudential's reputation and to meeting our obligations to our customers, shareholders and other stakeholders. We are expected to take appropriate measures to protect confidential, privileged, proprietary and sensitive business-related information. We only share this type of information on a need-to-know basis and in furtherance of Prudential business.

To help us protect our assets, be mindful of ethical standards, laws, and preferred business practices when engaging in business-related communications, regardless of the form (written, email, intranet or internet, conversation or in presentations). Observe Prudential's standards for information security and technology to prevent unauthorized or improper use of code, software, or information technology systems. For more information, consult Prudential's policies on digital communications and acceptable use.

Making the Right Choices Prudential's Code of Conduct | **18**

Protecting Trademarks and Other Intellectual Property

The Prudential and PGIM names and iconic Rock symbol represent the relevance, expertise and strength of Prudential's business. Prudential's brand and other intellectual property are significant and valuable corporate assets that must only be used for permissible purposes. To maintain the value and integrity of Prudential's intellectual property, employees and all others associated with Prudential are expected to implement appropriate controls and to seek permission before using or allowing others to use Prudential's intellectual property. Employees are also expected to confirm they have authority to access and use third-party intellectual property for their business purpose.

Q ***QUESTION:*** **Your friend, a former Prudential colleague, now works for a competitor. She wants to recreate for her new employer some forms and spreadsheets she created while working at Prudential. She asks you for electronic copies of the documents. Is it okay to send them to her?**

A ***ANSWER: No. Even though the materials were created by the former employee, they belong to the company. Sending this information would be a breach of your obligations to Prudential, would violate our Code of Conduct and our policies, and could potentially create legal consequences.***

Employees must keep all Prudential information secure and must not disclose it to anyone inside or outside of the company unless they are expressly authorized to do so or the disclosure is made to voluntarily provide information to a government agency regarding potential violations of law. You should know and understand your obligations to Prudential regarding confidential and proprietary information.

Making the Right Choices Prudential's Code of Conduct | 19

Q *QUESTION:* Our new vendor wants to send a welcome gift card to each member of your department as a thank-you. They ask for a list of the members of your team and their work email addresses. What should you do?

A *ANSWER: Before doing anything, check the anti-corruption and anti-bribery policy to determine if the gift or entertainment is possible. Then connect with your law or compliance partner on any additional compliance issues.*

Bribery usually involves giving or offering money, a gift or something else of value in order to obtain or retain a commercial advantage or to induce or reward the recipient for acting improperly or where it would be improper for the recipient to accept the benefit. Bribery can also take place when the offer or giving of a bribe is made by or through a third party, e.g., an agent, representative or intermediary. Both the giving and receiving of bribes are prohibited.

Corruption is any activity that involves misusing a position of power for an improper personal or business advantage, whether in the public or private sectors.

Facilitation Payment is a payment, typically small in nature, made to secure or expedite the performance of a routine or necessary action to which the payer has legal or other entitlement.

Treating Gifts and Entertainment Responsibly

The exchange of gifts and offers of entertainment are common business practices, but sometimes a well-intentioned gift or offer can be misinterpreted or suggest something improper. Prudential employees and sales associates are expected to know and understand the guidelines governing gifts and entertainment applicable to them and to avoid any action that can be perceived as improper or giving them or the company an unfair advantage.

Prudential also expects its employees and sales associates to follow the applicable guidelines for political contributions and entertaining politicians and government officials. For more information, consult the gift and entertainment guidelines found in Prudential's policies on gifts and entertainment and anti-corruption and anti-bribery.

Refusing to Pay or Take Bribes or Kickbacks

Prudential has policies that expressly define and prohibit bribery, corruption and facilitation payments. Everyone representing Prudential, regardless of level or function, is responsible for understanding and complying with Prudential's policies, the Foreign Corrupt Practices Act and the applicable local anti-bribery/anti-corruption laws. For more information, consult Prudential's policies on anti-corruption and anti-bribery.

Preventing Money Laundering

Generally, money laundering involves disguising assets/money obtained through illegal means by moving them through legitimate channels such as banks, broker-dealers and insurance companies to clean (launder) the assets/money. Money laundering may be used to convert and launder illicit proceeds from a wide range of illegal activities.

Prudential will not knowingly engage in financial transactions that involve proceeds from money laundering or that support terrorist activities (commonly referred to as "terrorist financing") or engage in any transaction in violation of U.S. Office of Foreign Assets Control regulations or similar laws in non-U.S. jurisdictions. Given the important role we play in detecting and preventing money laundering in our daily work, we are expected to know Prudential's customers, to maintain required well-documented information throughout the relationship and to know the nature and purpose of all financial transactions. For more information, consult Prudential's policies on anti-money laundering and sanctions.

Making the Right Choices Prudential's Code of Conduct | 20

Insider Information

Prudential recognizes that trading based on material, nonpublic (or "inside") information is not only unfair, it is illegal. Employees and others may have information about our company, or companies with which we work, that is not known by the public. But if it were, it could influence someone to buy, sell or hold stock. That knowledge makes us insiders, and trading on this inside information is against the law. Employees and relevant third parties are responsible for knowing the types of information considered inside information. Examples include nonpublic information about mergers or acquisitions, sales or earnings results, financial forecasts, changes to the executive management team, pending lawsuits, or major wins or losses. For more information, consult the company's policies on insider trading.

Communicating Responsibly

Prudential expects its employees and sales associates to use its digital communications and internet connections in a lawful and ethical manner consistent with internal policies and standards. These policies may also apply to use of personal electronic devices that are connected to Prudential's systems.

Employees and sales associates are required to use Prudential systems to send and receive all substantive business communications. While employees should avoid using these systems for non-business purposes, occasional personal use of Prudential systems is permitted if it does not interfere with Prudential's business and is not otherwise prohibited by internal policies and standards. Employees and sales associates should not expect privacy when using Prudential systems.

Only certain employees are authorized to communicate on behalf of Prudential. Please refer all media requests to Prudential Communications at prudential.communications@prudential.com or a local Communications contact.

Q ***QUESTION:*** **You saw a blog post that is critical of one of our products and contains misinformation. Should you respond and provide correct information on behalf of Prudential?**

A ***ANSWER: No. Unless you are an authorized spokesperson, you should notify Prudential Communications, and they will address the situation.***

Making the Right Choices Prudential's Code of Conduct | 21

Engaging Third Parties Responsibly

Prudential does business with third parties who must conduct themselves with high standards of ethics and integrity. Prudential has established governance for assigning and managing risks. We require third-party arrangements that are negotiated and in the best interests of Prudential, which are granted based on merit using fair and ethical processes. Through third-party risk management standards, we define a framework and requirements for a comprehensive program to effectively and consistently manage risks throughout the third-party life cycle.

Prudential is committed to conducting business in an honest and ethical manner and with the highest standards of integrity and accountability in all countries in which we operate. As set out in Prudential's Supplier Code of Conduct, we expect that our contractors, consultants and vendors (collectively, "Suppliers") conduct themselves with this same level of honesty and integrity in the provision of all goods, services and business activities undertaken for the company. Consistent with its values, Prudential expects Suppliers to demonstrate their commitment to ethical, humane, socially responsible and legally compliant business practices.

Prudential provides equal opportunity to all suppliers to compete for our business and makes every effort to fully utilize them. Prudential will continue establishing agreements with suppliers who share our vision and dedication regarding inclusion.

ADMINISTRATION OF OUR CODE

*Prudential's Code of Conduct, **Making the Right Choices**, is a guide to assist in making ethical decisions. While not intended to be all-inclusive, or to address every situation that may arise in the conduct of Prudential's business, it provides a framework and structure to guide business decisions and meet the company's ethical standards. High standards of ethics and integrity are core to our purpose-driven journey to tackle the toughest problems so that we can help change the world for the better.*

The Code applies to the extent permissible under the laws and/or regulations of the countries where we do business. If any portion of *Making the Right Choices* is inconsistent with any law and/or regulation, such law and/or regulation shall prevail. Reference to "regulations" in *Making the Right Choices* includes laws, codes and other similar requirements. Employees and sales associates should contact their compliance and/or legal contacts for further information as needed.

The Code, like all Prudential's policies, is not intended to constitute or create a contract of any type between Prudential and its employees, sales associates or anyone else providing services to or acting on behalf of Prudential.

Our Policies

Prudential maintains a well-controlled operating environment including a series of formal policies. They are designed to guide employees and sales associates in the conduct of Prudential business. Some policies even apply to the actions of our family members, such as those that relate to conflicts of interest and securities trading. Adherence to all internal policies is critical to our ability to make the right decisions and fulfill our purpose.

Employees and sales associates are expected to consult other applicable internal policies, standards and procedures specific to their businesses and corporate centers as well as other materials, such as compliance manuals, People team policies, expense manuals, etc. These resources may be available electronically or can be obtained, as applicable, from management, the People team, or compliance and/or legal contacts. These resources can help in understanding Prudential's expectations.

Board members and associates of affiliated companies in which Prudential controls a majority stake are also subject to Prudential policies. In many instances, third parties and contractors who do business with Prudential will also be asked to affirm that they understand and agree to comply with terms of engagement that encompass the principles set forth in these policies.

Disciplinary Action

Prudential uses disciplinary processes that treat employees and sales associates fairly. Behavior inconsistent with the company's Code of Conduct, policies, laws and/or regulations may lead to disciplinary action, up to and including termination, unless otherwise prohibited by applicable law. The company pursues those who attempt or commit crimes and other unlawful acts and refers them for prosecution or to government agencies, as appropriate.

Voluntary Reporting to Government Agencies

All individuals who are subject to this Code of Conduct and Prudential policies may voluntarily communicate with or provide information to government agencies regarding potential violations of law without providing notice to or obtaining approval from Prudential. Nothing in this Code of Conduct is intended to or should be interpreted to preclude any individual from exercising these rights.

Making the Right Choices Prudential's Code of Conduct | **24**

CONTACT INFORMATION FOR RAISING ETHICAL CONCERNS AT PRUDENTIAL

External ethics reporting website: https://www.prudential.ethicspoint.com

Help Lines are operated by independent third parties and are available 24 hours a day, 7 days a week, in multiple languages. Reporters may choose to remain anonymous where permitted by local law. In some countries, the scope of what is permitted to be reported through the Help Line may vary.

Argentina	0800-345-0471
Australia	1800430985
Belgium	0800 71 268
Bermuda	1-844-880-7274
Brazil	0212-018-6946
Brazil Local Statutory Line	0800-881-9416
Canada	8339087844
China	400 120 8500
France	0801 13 02 61
Germany	0800 0827327
Hong Kong	800963971
India	022 5097 2955
Indonesia	021 50918401
Ireland	1800458092
Italy	800940303
Japan	0800 300 1890
Korea	00744008
Luxembourg	80024603
Mexico	800 880 1739
Netherlands	0800 0229451
Singapore	8004923085
Spain	900751383
Switzerland	0800 333 005
United Arab Emirates	8000120103
United Kingdom & Northern Ireland	0800 031 8104
United States	1-800-752-7024

Global Business Ethics Mailing Address:
Prudential Financial, Global Business Ethics
751 Broad Street, Newark, NJ 07102, USA
ethics@prudential.com

Making the Right Choices Prudential's Code of Conduct | **25**

Global Business Ethics, 751 Broad Street, Newark, New Jersey 07102, USA,
ethics@prudential.com, 1-800-752-7024

Prudential Financial, Inc. of the United States is not affiliated in any manner with Prudential plc, incorporated in the United Kingdom, or with Prudential Assurance Company, a subsidiary of M&G plc, incorporated in the United Kingdom.

Rev. April 2026

Prudential

Code of Ethics

Personal Investing Standards

April 2026

Applies to:

All employees (full-time and part-time), globally, that work for, support, or are a registered representative of any of Prudential’s asset management, investment adviser, and broker dealer businesses (CIO, PAD, PGIM, PIMS, and PruCo)

All contractors, interns, temporary employees, and others who have been notified by compliance are subject to this policy.

Questions?

CONTACT: PST.Help@prudential.com

This policy complements other important Prudential policies that address ethics and conflicts, such as Prudential’s Code of Conduct

–Making the Right Choices, Conflicts of Interest Policy, Global Anti-Bribery and Anti- Corruption Policy, Information Barrier Standards, and Global Insider Trading Policy.

Prudential Financial, Inc.- Compliance Approval Required Prior to External Dissemination

Table of Contents
Overview .......................................................................................................................................	4
Key Points................................................................................................................................................................	4
Who is Covered Under These Standards?...............................................................................................................	4
Roles and Responsibilities .......................................................................................................................................	4
Employee Classifications .........................................................................................................................................	5
Escalation Requirements.........................................................................................................................................	5
Key Definitions ........................................................................................................................................................	5
Policy Requirements ......................................................................................................................	6
Personal Trading ..................................................................................................................................................	6
Key Principles ......................................................................................................................................................	6
Trading Restrictions.............................................................................................................................................	6
Material Nonpublic Information (MNPI).............................................................................................................	6
Investing in Prudential Funds..............................................................................................................................	6
Private Placements & Private Securities Transactions ........................................................................................	7
Initial Public Offerings (IPOs) ..............................................................................................................................	7
Trading in Prudential Securities ..........................................................................................................................	7
Gifts of Prudential Securities...............................................................................................................................	7
Board Memberships and Joint Ventures.............................................................................................................	7
Short Sales ..........................................................................................................................................................	7
Associated, Access, & Investment Persons Account Reporting.............................................................	8
What Must be Reported?.....................................................................................................................................	8
Initial Investment Securities Account Disclosure ................................................................................................	8
Initial Holdings Disclosures .................................................................................................................................	8
Authorized Brokers for US Reportable Accounts ................................................................................................	8
Non-US Reportable Accounts..............................................................................................................................	8
Cryptocurrency....................................................................................................................................................	9
Ongoing Disclosure, Reporting, & Attestation Responsibilities......................................................................	9
Additional Requirements for Access and Investment Persons............................................................	10
Preclearance Process for Personal Trading ....................................................................................................	10
What Trades Must Be Precleared? ...................................................................................................................	10
How does the Preclearance Process Work?......................................................................................................	10
Two-Day Approval Window ..............................................................................................................................	10
2
Options & Futures.............................................................................................................................................	10
Additional Restrictions for NFA Associated Persons.........................................................................................	11
Trading Restrictions...........................................................................................................................................	11
Excessive Trading ..............................................................................................................................................	11
Restricted Securities .........................................................................................................................................	11
Blackout Periods ...............................................................................................................................................	11
Minimum Holding Periods & Short-Swing Profits.............................................................................................	12
Exceptions (Blackout Periods, Short Swing Profits and Minimum Holding Periods).........................................	12
Additional Restrictions for PGIM Real Estate – Prudential Retirement Real Estate Fund (“PRREF”)................	13
Investment Clubs ..............................................................................................................................................	13
Financial Wagering Instruments and Prediction Markets.................................................................................	13
Additional Requirements for Designated Persons .........................................................................................	13
Trading Limited During Open Window .............................................................................................................	13
Preclearance Required for Senior Vice Presidents and Above..........................................................................	14
Exceptions ..........................................................................................................................................................	14
Excluded Transactions.......................................................................................................................................	14
Discretionary Managed Accounts .....................................................................................................................	14
Exemptions While on Leave..............................................................................................................................	14
Non-Compliance.................................................................................................................................................	15
Recordkeeping....................................................................................................................................................	15
Exhibit A – Key Definitions...............................................................................................................................	16
Exhibit B – Summary of Code Requirements by Employee Classification..................................................	19
Exhibit C – Beneficial Interest .........................................................................................................................	21
Exhibit D – Preclearance Summary Chart.......................................................................................................	22

Overview

Key Points

We are entrusted with our clients’ investment assets and as such, Prudential Financial, Inc. and its subsidiaries (collectively “Prudential,” “PFI” or the “Company”) aspire to the highest standard of business ethics. Per our Code of Conduct, “Making the Right Choices,” we have an obligation to place our clients’ interests before our own and manage conflicts of interest fairly. In addition to Making the Right Choices, our Code of Ethics - Personal Investing Standards (the “Code”) provides a framework to make sure we meet that obligation with our personal investments.

While the Code sets out several requirements, prohibitions, and conditions, it does not cover every possible scenario and cannot be a replacement for your good judgment. If the Code is unclear, consult with Compliance and evaluate your proposed course of conduct against our principles and core values:

We do the right thing by placing the interests of our clients first.

We avoid, mitigate and/or disclose relevant conflicts of interest.

We are committed to doing business in the right way, and comply with applicable laws, rules, and regulations.

We make and keep promises, which includes holding each other accountable by reporting any violations.

The Code is designed to comply with laws, rules, and regulations of the various jurisdictions where Prudential operates. You should consult with your Local Compliance Officer to confirm if there are any additional personal investing policies and procedures that are specific to your business.

Who is Covered Under These Standards?

Except as otherwise noted, the Code applies globally to all directors, officers, and employees (including contractors, interns, temporary employees, and others who have been notified they are subject to this policy) of/or supporting Prudential asset management, investment adviser and/or broker-dealer businesses, including the Prudential Chief Investment Office (“CIO”), Prudential Annuities Distributors (“PAD”), PGIM, Prudential Investment Management Services (“PIMS”), and Prudential Financial Planning Services (“PruCo”), throughout the enterprise regardless of geographic location (“Employees”).

For the purposes of these standards, “PGIM” refers to all PGIM affiliated regulated investments firms, registered investment advisers, business lines and their associated functional areas including: AST Investment Services, PGIM Custom Harvest, PGIM DC Solutions, PGIM Global Services, PGIM, Inc, PGIM Investments, and PGIM Quantitative Solutions.

Roles and Responsibilities

Employees	Compliance	Ethics Committee

Upon hire, annually and any time	Administers and monitors adherence to the	Reviews the Code on a periodic basis in line with
material changes are made you	Code, including providing training, reviewing	business changes and changes to regulation.
will attest and agree to comply	employees’ disclosures and transactions, and
with the requirements of the	identifying potential violations.	Provides oversight of the Code, including by
Code.		reviewing exceptions and addressing incidents and
	Maintains and oversees the maintenance of	violations. Sanctions may include verbal reminders,
	certain records in accordance with applicable	educational letters, disciplinary letters, monetary
	legal and regulatory requirements.	penalties, suspension without pay, personal trading
ban, reduction in PTO days, or other disciplinary
action up to and including termination of employment.

Employee Classifications

Employee monitoring classifications are listed below. For ease of reference, the term Employee will be used throughout this document, and multiple classifications may apply depending on your role.

Please see Exhibit A – Key Definitions for a full list of classifications.

Supervised	Associated	Access Persons	Investment	Designated Persons
Persons	Persons		Persons

Employees of a	Employees who are	Employees who are	Employees who make or	Employees who, during the
Prudential registered	associated with any	associated with any	participate in making	normal course of their
investment adviser, and	Prudential broker-	Prudential broker-dealer	recommendations	employment, have routine
other individuals who	dealer.	and/or Employees who work	regarding the purchase	access to Material Nonpublic
provide investment		for, or support, investment	or sale of securities for	Information about Prudential.
advice on behalf of the		advisory activities and may	client accounts (e.g.,
adviser and are subject		have access to nonpublic:	portfolio managers and	Material Nonpublic
to the adviser’s		• Advisory client trading	research analysts).	Information may consist of
supervision and control.				financial or non-financial
		information;		information about Prudential
as a whole or one or more
		• Advisory client investment		Divisions or Segments.
		recommendations; or		Please refer to Prudential’s

		• Portfolio holdings.		Global Insider Trading Policy
for specific requirements.

Escalation Requirements

Failure to comply with any of the requirements of the Code or report potential violations may result in violations of securities regulations. Prudential takes violations very seriously. Any potential violation of the provisions of the Code will be investigated by Compliance and may be reported to the Ethics Committee.

If a determination is made that a violation has occurred, we may impose appropriate sanctions, including but not limited to one or more of the following: a written warning, profit surrender, personal trading ban, and termination of employment or referral to regulatory, civil, or criminal authorities.

To report suspected violations of the Code, you should contact Compliance. If you feel uncomfortable reporting directly to Compliance, you may also report suspected violations to our Ethics Help Line (1-800-752-7024) or website https://prudential.ethicspoint.com.

We will not tolerate any discrimination, harassment, or retaliation against anyone who makes a good faith report or assists in an investigation.

You may voluntarily communicate with or provide information to government agencies regarding potential violations of the law without providing notice to, or obtaining approval, from Prudential. Nothing in this Code is intended to, or should be interpreted, to preclude anyone from exercising these rights.

Key Definitions

See Exhibit A.

Policy Requirements

Personal Trading

Key Principles

Your personal trading and investments may present an actual, potential, or apparent conflict of interest or other risk that could harm Prudential, our shareholders, or our clients. To help us identify and manage these conflicts and risks, depending on your employee classification (described above) you may be required to:

Disclose Investment Securities Accounts and investment holdings where you have a Beneficial Interest (including those where you have influence or control);

Receive pre-approval for certain personal trading activities; and

Conduct approved securities transactions in accordance with the requirements of the Code. Before engaging in any investment- related activity or transaction, you must carefully consider the nature of your responsibilities and the type of information that you might be deemed to possess regarding a particular securities transaction.

In addition

Beneficial Interest

You may not trade based on Material Nonpublic Information (MNPI) or Inside Information

You may not profit, or cause others to profit, based on your knowledge of completed or contemplated client transactions.

You may not improperly benefit by causing a client to act, or fail to act, in making investment decisions.

You may not trade in any manner that conflicts with the interests of our clients, the parameters set by the Code, or the restrictions imposed by our Restricted Lists.

You may not use a derivative (futures, options, and other types) or any other instrument or means to circumvent the Code if a direct investment in the underlying security is prohibited.

Trading Restrictions

Material Nonpublic Information (MNPI)

You may not buy or sell any security while in possession of MNPI. You may not recommend, advise, or encourage any other person to engage in such activity.

You may not use your knowledge of transactions in funds or other accounts advised by any Prudential entity to profit from the market effect of these transactions.

Investing in Prudential Funds

Prudential serves as the adviser to a variety of investment products including open-end mutual funds, exchange traded products, investment trusts, commingled vehicles and private funds. While you must disclose accounts that hold Prudential-affiliated funds, you do not need to preclear transactions in Prudential-affiliated open-ended mutual funds. Certain Access and Investment Persons may be required to preclear transactions in other Prudential-affiliated funds (for example closed end funds, BDCs, and ETFs).

Be aware these funds may have restrictions on frequent trading and other restrictions as described in its fund prospectus, or other offering documents.

Private Placements & Private Securities Transactions

You must obtain approval before investing in a private placement securities offering. Compliance approval may be granted after a review of the facts and circumstances, including whether:

An investment in the securities is likely to result in future conflicts with client accounts (e.g., upon a future public offering); and

You are being offered the opportunity due to your employment at or association with Prudential.

Contact Compliance for assistance with these requests.

Initial Public Offerings (IPOs)

You may not participate in IPOs. Compliance will consider exceptions under limited circumstances.

Trading in Prudential Securities

Prudential Financial, Inc. (PFI) is a publicly traded company. You may not trade or cause someone else to trade in Prudential securities while in the possession of Material Nonpublic Information (MNPI) or Inside Information.

You may not engage in transactions in PFI securities if they are speculative or short-term in nature. Speculative trading includes short sales, transactions in “put” or “call” options or similar derivative transactions. For more information, see the Global Insider Trading Policy.

Gifts of Prudential Securities

Employees with Section 16-related filing obligations regarding securities of PFI or PGIM Closed-End Funds must preclear all gifts of such securities.

Board Memberships and Joint Ventures

You should be mindful that purchasing and/or selling shares of publicly traded companies when either you or your Immediate Family Member serves on that company’s Board of Directors may require additional reporting and/or prior approval by that company. Please contact the Compliance Department of that company for guidance.

Employees serving on the Board of Directors for Prudential-affiliated joint ventures may be subject to trading restrictions on shares issued by the joint venture’s partner(s). Please contact your Local Compliance team for guidance.

Short Sales

You may not short PFI related securities under any circumstances.

Additionally, Access and Investment Persons may not short sell any security that requires pre-clearance or is prohibited. See Exhibit D.

Associated, Access, & Investment Persons Account Reporting

What Must be Reported?

Initial Investment Securities Account Disclosure

If you are classified as either an Associated, Access, or Investment Person, within 10 calendar days of your start date, you must report all Investment Securities Accounts in which you have a Beneficial Interest (see definition above). Additionally, you must disclose any account that holds or can hold Prudential products (e.g., mutual funds, hedge funds or sub-advised products).

Initial Holdings Disclosures

If you are classified as an Access or Investment person, within 10 calendar days of your start date, you must disclose all holdings in Covered Securities in which you have a Beneficial Interest.

Additionally, you must disclose any holdings in Prudential-managed products, including mutual funds, commingled pools, hedge funds or sub-advised products.

Holdings information must be current as of 45 days prior to your start date. See Exhibit D for a detailed list of Covered and Non-Covered Securities.

Authorized Brokers for US Reportable Accounts

US-based reportable Investment Securities Accounts must be held at one or more of the firms on the Authorized Brokers List.

New employees must transfer all reportable accounts to an Authorized Broker within 45 days from the start of their employment.

This requirement does not apply to managed accounts that are exempt from certain provisions of the Code, employee stock purchase and stock option plans and other accounts (including health savings accounts, 529 plans, pension, retirement, and compensation accounts).

If you are granted an exception to hold your Investment Securities Accounts with a firm not on the Authorized Brokers List, you must manually enter all Covered Securities transactions into the STAR system as soon as possible, but no later than 10 days after the quarter ends. Additionally, you must periodically certify the accuracy of manually entered transactions.

Authorized Brokers List

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Non-US Reportable Accounts

For non-US reportable Investment Securities Accounts, you must promptly disclose any newly opened accounts in which you have a Beneficial Interest.

You must ensure that Compliance receives duplicate statements and trade confirmations/contract notes in one of the three ways listed below.

1.Electronic feeds – You are encouraged to deal through brokers that provide Compliance with trade confirmations and holdings via electronic feed to the STAR system. This provides Compliance with the most timely and accurate personal trading information. All brokers on the Authorized List provide us with electronic feeds.

2.Broker Delivery of Duplicate Confirmations and Statements – In applicable jurisdictions, you should allow your brokers to provide delivery of duplicate confirmations and statements directly to your local compliance team.

3.You Upload Trade Information – If neither of the above options is possible, you are required to enter your trade details into STAR and upload the trade information (e.g., confirmation/contract notes, etc.) within 10 business days of executing a precleared trade. Additionally, you will be required to attest to your trades quarterly and upload statements quarterly.

Due to applicable laws, if you are located outside of the United States, you may not be required to disclose or report information regarding accounts for a spouse, dependent family member and/or minor child.

Please see Exhibit B for jurisdiction-specific guidance, if your jurisdiction is not listed, contact your local Compliance for clarification.

Cryptocurrency

You are not required to disclose accounts for cryptocurrency (or other digital assets) if they do not have brokerage capabilities and are not linked to an account with brokerage capabilities (whether or not such capabilities are utilized).

MOBILE INVESTING APPS

If you need help confirming whether your cryptocurrency account has a brokerage component, contact Compliance for assistance.

Ongoing Disclosure, Reporting, & Attestation Responsibilities

The table below summarizes ongoing disclosure, reporting and attestation responsibilities for those accounts in which you have a Beneficial Interest, depending on your Employee Classification.

Ongoing Responsibilities	Associated Persons	Access & Investment Persons
Within 30 days – Disclose any newly opened	Required	Required
accounts

Within 30 days – Disclose the holdings contained in	Not Required	Required
newly opened accounts

Annually attest that you have disclosed all accounts	Required	Required

Annually attest that you have disclosed all required	Not Required	Required
holdings

Quarterly Exception Account Attestation (for
Investment Securities Accounts without direct	Required	Required
electronic feed)

In addition to the above, you may be required to complete other periodic attestations to meet jurisdictional and regulatory requirements.

Additional Requirements for Access and Investment Persons

Preclearance Process for Personal Trading

The requirements in the Code are designed to mitigate or eliminate any potential or apparent conflict that may occur between your personal account dealing and client security dealing. The following requirements apply to your personal dealing in Covered Securities in Investment Securities Accounts for which you have a Beneficial Interest (See Exhibit C – Beneficial Interest).

What Trades Must Be Precleared?

If you are classified as an Access or Investment Person, you must receive approval before buying, selling, gifting and transferring ownership of stocks, bonds, options, other publicly traded securities, and private placements (Covered Securities) in any reportable Investment Securities Account. Please refer to Exhibit D to see what you need to preclear and what you are not required to preclear. You should consider any potential conflicts of interest before trading regardless of whether pre-clearance is required. PruCo Access Persons may have additional exclusions please consult with your dedicated compliance team.

How does the Preclearance Process Work?

You must preclear any trades in Covered Securities in an Investment Securities Account for which you have a Beneficial Interest.

U.S Based Employees	Non-U.S. based Employees

Employees preclear using STAR. See Exhibit	Employees preclear using STAR when available.
D for specific requirements.	Please note local law or administrative issues may limit the availability of STAR.

In these cases, employee personal trading activity is approved, monitored, and tracked locally.
Please consult your local dedicated compliance team for details.

Most requests are approved or denied immediately, but some may take longer to evaluate. Please note, a reason for denial may not be provided if it could result in the release of Confidential Information.

Two-Day Approval Window

Approvals and denials are communicated via email. If your requested transaction is approved and you choose to transact, you have until the end of the next calendar day to execute your transaction. If one of your approved days is on a weekend or market holiday, your approval does not carry over to the next business day. A new preclearance request will be required after the two calendar days have passed.

If the transaction is not placed and executed within the approved timeframe, you will need to submit a new trade request in STAR. Limit orders are allowed only if they are set to expire within the preclearance approval window.

If you engage in multi-day limit orders, you must obtain preclearance approval for the days that the order is outstanding. Transactions triggered by limit orders, margin calls, or margin account maintenance fees require preclearance approval and may result in violations.

Options & Futures

As detailed in Exhibit D, the purchase, sale and exercise of options and futures are generally subject to the same restrictions as applicable to the underlying security.

Trading options on a security held by any PGIM portfolio is at the discretion of Compliance.

You may not write uncovered call options or buy uncovered put options on any security that requires pre-clearance.

Investment & Access Persons should keep in mind that the short-term trading profit rule might affect their ability to close out an option position at a profit as noted below.

Covered Calls/Put Options. You may purchase a put option or sell a call option if the option has a “period to expiration” of at least 60 calendar days from the date of opening the contract and you hold the option for at least 60 calendar days prior to closing of the contract. If you purchase a put to open on a security you already own, you may exercise the put once you have held the underlying security for 60 calendar days.

For PGIM and CIO Employees, except for futures on certain broad-based indices listed in Exhibit D, you may not trade futures, forward contracts, including currency forwards, physical commodities and related derivatives, over- the-counter warrants or swaps. The prohibition on commodities trading applies to trades in futures and over the counter derivatives rather than holding the physical commodity (e.g., gold bullion) or gaining exposure via publicly traded ETFs holding physical commodities (e.g. ETFs/ETCs, which are subject to pre-clearance and minimum holding periods – see Covered Securities).

Preclearance is not required when the option is exercised without any action on your part.

You should be cautious when transacting in options since a client transaction in the underlying security or a restriction associated with the underlying security may prevent an option transaction from being closed or exercised.

Additional Restrictions for NFA Associated Persons

Employees who are Associated Persons with the National Futures Association are prohibited from trading futures in their personal Investment Securities Accounts and are prohibited from maintaining a personal futures trading account.

Trading Restrictions

Excessive Trading

You may not engage in an excessive volume of trading in your personal accounts. High volumes of personal trading may raise concerns that your energies and interests are not aligned with client interests or our long-term investment philosophy and could potentially impact your ability to conduct assigned responsibilities. You and your supervisor may be notified when personal trading appears excessive (75 or more transactions per quarter).

Restricted Securities

You are prohibited from purchasing or selling securities of issuers on PGIM’s Restricted List(s).

Compliance is responsible for maintaining these Restricted Lists and/or Watch Lists pursuant to their standard operating procedures. Restricted Lists and Watch Lists are confidential and may not be shared.

If you acquired restricted securities prior to becoming subject to the Code or prior to the security being placed on the Restricted List or Watch List you must obtain a written exception from your Compliance Officer prior to the sale of such security.

Blackout Periods

You will not be granted preclearance to transact in a Covered Security when there is a pending buy or sell order for a client in that same security. Additionally:

Access Persons will not be granted preclearance to trade in a Covered Security on the same day a client trade occurs in the same security if they have knowledge that security is being considered for a client transaction.

Investment Persons will not be granted preclearance to trade in a Covered Security within seven

(7) calendar days of a client trade occurring in the same security.

In addition, the Law Department may issue a trading restriction that applies to all or a certain subset of Employees on any Prudential-issued security or any security of a third-party issuer. The Law Department will notify impacted Employees directly with instructions regarding the trading restriction.

Minimum Holding Periods & Short-Swing Profits

Access & Investment Persons are prohibited from profiting from a purchase and sale, or sale and purchase, of the same Covered Security within any sixty (60)-calendar day period.

Transactions resulting in a loss are not subject to this prohibition.

Minimum holding periods are applicable for any purchase and subsequent sale, or any sale then subsequent purchase (short-term trading), of the same Covered Security.

Minimum holding periods for Covered Securities are as follows:

Profile	Minimum Holding Period

Access & Investment Person	Two months (60 calendar days)

Employees located in Japan	PGIM Public and Private Fixed Income: Six months (180 calendar days)
PGIM Real Estate: Three months (90 calendar days)

In keeping with the spirit of this restriction, Access and Investment Persons should not engage in options or other derivative strategies that lead to the exercise or assignment of Covered Securities that would result in a prohibited transaction (i.e., writing a short call or buying a long put with an expiration date of less than sixty days). Any violation of this prohibition will result in disgorgement of profit and/or disciplinary action.

With respect to derivatives, any transaction to close out a derivative position cannot be executed until the end of the holding period. The holding period starts the day after execution of your trade. Calculations are made using the “first-in, first-out” (FIFO) method unless a different method is required in your local jurisdiction. Any exceptions to the above will be made only after compliance review and written approval.

Exceptions (Blackout Periods, Short Swing Profits and Minimum Holding Periods)

Exceptions may be granted to the Minimum Holding Periods, Blackout Periods and Short Swing Profits Rule when the transaction is in a discretionary managed account, non-volitional, or below a certain de minimis threshold.

De minimis Amounts

De minimis amounts are based on USD and are calculated to the equivalent local currency when trading in non-US markets; aggregated over 30 days

Blackout Period	Short Swing Profits Rule

All Securities Subject to Pre-Clearance	All Securities Subject to a Minimum Holding
Period (Equities, ETFs, Debt, etc.)

$50,000 or less	$100 or less

Minimum Holding are any trades, or series of trades	Round-trip transactions over the minimum period
effected over the minimum period	(Buy and Sell or Sell and Buy)

Transactions in Covered Securities involving no more than the amount listed in the table above will not violate the Code. Compliance has discretion up to the nearest round lot.

Additional Restrictions for PGIM Real Estate – Prudential Retirement Real Estate Fund (“PRREF”)

Employees in PGIM Real Estate, and those that support PGIM Real Estate, are prohibited from trading any real estate-related securities (including real estate investment trusts (REITs) and real estate operating companies (REOCs).

PGIM Real Estate Employees, as well as certain other individuals who have been specifically notified, collectively called “PRREF Covered Individuals,” are subject to special restrictions and requirements including:

The PRREF trading window and blackout period procedures; and

Only permitted to execute PRREF transactions during the respective open trading window.

Controls have been established to prevent prohibited transactions during closed trading windows. If a blocking system fails, you are still responsible for adherence to the Code. PGIM Real Estate compliance staff will send PRREF trading window and blackout period notices to all PRREF Covered Persons.

Certain limited transactions are permissible during blackout periods. Please contact your Compliance Officer for additional information regarding blackout period exclusions.

Investment Clubs

All employees are prohibited from participating in Investment Clubs.

Financial Wagering Instruments and Prediction Markets

You are prohibited from engaging in any transaction that constitutes a financial wager on the outcome of market, economic, or geopolitical events, where the participant does not acquire a direct interest in the underlying asset.

This includes, but is not limited to:

•Prediction Markets: Platforms that allow participants to bet on the likelihood of specific outcomes (e.g., interest rate decisions, election results, corporate earnings) through event contracts, options, or similar instruments.

•Spread Betting and Contracts for Difference (CFDs): Instruments that enable speculation on the price movement of financial assets without ownership of the underlying asset.

•Other Financial Wagering Instruments: Any product or platform—regulated or unregulated—that facilitates betting on financial outcomes without asset ownership, including synthetic derivatives (e.g., futures, options) or similar instruments.

Such transactions are considered speculative and can pose significant compliance and reputational risks

This prohibition does not apply to wagering on non-financial events such as sports, entertainment, or cultural outcomes (e.g., Super Bowl, Oscars, World Cup), which fall outside the scope of this Code. However, be mindful that such activities are not permitted on Prudential’s premises or while engaged in Prudential business.

Additional Requirements for Designated Persons

Trading Limited During Open Window

If you are identified as a Designated Person outlined in Prudential’s Global Insider Trading Policy, you may only trade PFI stock during an open Trading Window, or such other periods of time as determined at the discretion of the Law Department. The current Prudential Trading Window Calendar can be located in the Document Library in STAR.

Preclearance Required for Senior Vice Presidents and Above

Employees who are a level 1-4 or 56A (e.g., Senior Vice Presidents and above), must always preclear all PFI stock trades. Compliance & Law will determine whether there is potential Material Nonpublic Information (“MNPI”) risk before you receive approval.

All employees are prohibited from trading PFI securities when in possession of MNPI regardless of pre-approval. Please contact Compliance with any questions.

Automatic investment plans, default activities, stock awards and grants are exempt from preclearance.

Exceptions

Excluded Transactions

The following transactions are excluded from the above trading restrictions:

Purchases or sales that are not voluntary, including tender offers and broker-initiated transactions.

Purchases or sales that are part of an automatic investment plan or discretionary managed account which have been approved by Compliance.

The acquisition of:

Securities because of a corporate action.

Securities because of a gift or inheritance.

Securities through an employer retirement plan such as a 401(k) plan or stock purchase plan.

Transfers in-kind of Covered Securities.

Discretionary Managed Accounts

Discretionary Accounts are managed for you by a registered investment adviser or bank/trust company over which you have no direct or indirect influence or control. These accounts need to be reported, and with approval from Compliance they are exempt from:

Quarterly transaction and annual holdings certifications.

Access & Investment Person personal investing rules (such as pre-clearance requirements and minimum holding periods).

To receive approval, submit documentation to Compliance demonstrating that all trading in the account is under the sole discretion of your adviser or other designee. Discretionary accounts still require disclosure in STAR (or other approved process, for non-U.S. based employees) and transactions in private placements and limited offerings still require preclearance approval.

Additionally, annually you will attest and acknowledge that you:

Had no direct or indirect influence or control over the trading decisions in your discretionary account(s); and

Did not suggest trades to the manager or in any way direct the manager to make any particular trades in securities for the discretionary account(s).

You are required to inform Compliance immediately if you terminate any approved advisory relationship or make management changes.

Exemptions While on Leave

All personal trade monitoring requirements outlined in the Code remain in effect while you are on leave of absence, disability, or vacation.

In certain circumstances, when you have no access to Prudential or its systems while on extended leave, you may request a temporary suspension from certain requirements. Please work with the appropriate Compliance Officer (and management) to obtain an exemption.

Your Business Unit Compliance Officer may grant an exemption only when it would not violate laws or regulations. Until you receive confirmation of an exemption, all requirements remain in effect.

Non-Compliance

You are required to promptly report non-compliance of the Code to your business unit Chief Compliance Officer or their designee.

Incidences of non-compliance reported or detected through internal monitoring will be reported to the Ethics Committee. This Committee will review all incidents and determine any sanctions or other disciplinary actions that may be deemed appropriate.

Depending on the facts and circumstances of the incident, sanctions may include verbal reminders, educational letters, disciplinary letters, monetary penalties, suspension without pay, personal trading ban, reduction in PTO days, or other disciplinary action up to and including termination of employment. In accordance with FINRA Rule 3110, certain transactions by Registered Representatives prompting an investigation may require notification to the Self Reporting Organization. Violations of personal securities trades may require reporting to other regulatory authorities and be disclosable to future employers.

Recordkeeping

Prudential’s registered investment advisers are required under the Investment Advisers Act of 1940 and the Investment Company Act of 1940 to keep records of certain transactions in which Access and Investment Persons have a direct or indirect beneficial interest.

Compliance maintains all records relating to compliance with the Code such as preclearance requests, exception reports, memoranda relating to non-compliant transactions, records of violations and any actions taken as a result thereof, acknowledgements, and the names of Access Persons.

These records are maintained in accordance with applicable law and Prudential’s Recordkeeping Standards.

Exhibit A – Key Definitions

Access Person: Any Employee who has access to nonpublic information regarding any client’s purchase or sale of securities or non-public information regarding the portfolio holdings of any client account or anyone identified by Compliance who should be held to the Code because of the activities conducted by their business unit.

Affiliated Open-End Mutual Fund: A proprietary investment company advised by Prudential, or a non- proprietary investment company sub-advised by Prudential, and any investment company whose investment adviser or principal underwriter is controlled by or under common control with Prudential.

Approved ETF List: Select broad-based ETFs that track an index with a minimum of 100 constituents and other ETFs that compliance has determined to be sufficient. See the document library in STAR for the current Approved List

Associated Person: Any officer, director or branch manager (or any person occupying a similar status or performing similar functions), any person directly or indirectly controlling, controlled by, or under common control with the broker-dealer, any Employee of the broker- dealer or individuals performing covered functions under the Operations Professional rule 1230 (b)(6), except someone whose functions are solely clerical or ministerial. This includes all Employees and support personnel who are registered with a FINRA member broker-dealer firm. For the purposes of the Code Associated Persons may be classified as either Associated, Access or an Investment Person.

Authorized Broker-Dealer and Authorized Futures Commission Merchants (FCMs*):

•	Charles Schwab*	•	Interactive Investor	•	Rockefeller Capital
•	E*TRADE/Morgan	•	JP Morgan/Chase		Management
	Stanley*	•	LPL	•	UBS*
•	Edward Jones	•	Merrill Lynch	•	Vanguard
•	Fidelity	•	Raymond James	•	Wells Fargo

•Hargreaves Lansdown

U.S.-based reportable Investment Securities Accounts must be held at one of the above firms. Employees with non-U.S. reportable Investment Securities Accounts are encouraged to use firms that will provide an electronic feed to STAR.

Automatic Investment Plan: Regular periodic purchases (or withdrawals) that are made automatically in (or from) Investment Securities Accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes dividend reinvestment plans (“DRIPs”) and Employee Stock Purchase Plans (“ESPPs”).

Beneficial Interest: You have Beneficial Interest of any account or securities in which you have a direct or indirect financial interest. This includes accounts or securities held in your own name or the name of your spouse or equivalent domestic partner, your minor children, and relatives living with you and to whom you provide or receive financial support or whose investments for which you have discretion, influence, or control. This could include accounts or securities of individuals with whom you share living expenses, bank accounts, rent or mortgage payments, ownership of a home, or any other material financial support. See Exhibit C for more information.

Blackout Period: A temporary period of time as determined by Compliance during which you may be restricted from making any personal securities trades in certain specific Covered Securities to prevent conflicts of interest and safeguard the company’s and clients’ interests and integrity.

CCO: Business Area Chief Compliance Officer or their designee.

Company: Prudential Financial, Inc. and its subsidiaries, otherwise known as “Prudential.”

Covered Securities: In general, any securities (and derivatives thereof), including but not limited to individual stocks and bonds, exchange-traded products (ETFs and ETNs), closed-end funds, private placements, and limited offerings. See Exhibit D for a detailed list of Covered and Non-Covered securities.

Designated Person: An Employee who, during the normal course of his or her job, has routine access to material nonpublic information about Prudential. Material Nonpublic Information may consist of financial or non-financial information about Prudential as a whole, or one or more Divisions or Segments. See the Global Insider Trading Policy for more information.

Discretionary Managed Account: An account managed on a discretionary basis by a person other than the Employee or an algorithmic tool (robo-adviser), over which the Employee has no direct or indirect influence or control over the selection or disposition of securities and no knowledge of transactions therein. A Discretionary Managed Account must have a formal investment management agreement that provides full discretionary authority to a third-party money manager.

Dividend Reinvestment Plan (“DRIPs:): A stock purchase plan offered by a corporation whereby shareholders purchase stock directly from the company (usually through a transfer agent) and allow investors to reinvest their cash dividends by purchasing additional shares or fractional shares.

Employees or You: All employees of Prudential, as well as certain others as identified by Compliance.

Ethics Committee: Governance committee composed of senior leaders throughout Prudential. The Committee meets quarterly, or more often as needed, to review potential violations of the Code.

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FCA: Financial Conduct Authority – a U.K. regulator.

Initial Public Offering: An offering of securities registered under the Securities Act of 1933, the issuer of which immediately before registration was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

Investment Club: A group of two or more people, each of whom contributes money to an investment pool and participates in the investment making decision process and shares in the investment returns.

Investment Persons: An Access Person who also makes or participates in making decisions regarding the trading of securities in any client account, has access to such decisions or assists in the trade process. Investment Persons generally can include PMs, research analysts, traders, trade operations, , investments, product development and certain ELT members.

Investment Securities Accounts: Any accounts in which you have a Beneficial Interest (defined above) and other accounts you could be expected to influence or control, in whole or in part, directly or indirectly, whether for securities or other financial instruments, and that can hold Covered Securities (defined above), whether or not such capability is utilized.

Immediate Family Member: Relatives who you share the same household with, and you provide, or receive, material financial support including child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, etc.

Material Nonpublic Information (“MNPI”): Information that is not available to the investing public that an investor, considering all the surrounding facts and circumstances, would find important in deciding whether or when to buy, sell, or hold a security.

Monitored Persons: The term Monitored Persons refers collectively to Supervised Persons, Access Persons, Investment Persons, Associated Persons, and Designated Persons. This term is used by Compliance for back- end monitoring purposes.

NFA Associated Person: An individual who solicits orders, customers, or customer funds (or who supervises persons so engaged) on behalf of a commodity trading advisor (CTA) or commodity pool operator (CPO).

Non-Volitional: Investment Securities Account activity related to: i) transactions in approved Discretionary Managed Accounts; ii) transactions in pre-approved dividend reinvestment plans; iii) transactions resulting from automatic rebalancing plans; and v) receipt of employee stock or option bonus awards.

NRSRO: An SEC-registered Nationally Recognized Statistical Rating Organization (NRSRO). Such entities assess the creditworthiness of an obligor as an entity or with respect to specific securities or money market instruments.

Private Placement: An offering that is exempt from registration under the Securities Act of 1933, as amended, under Sections 4(2) or 4(6), or Rules 504, 505 or 506 there under.

Private Securities Transaction: Any securities transaction outside the regular course or scope of an associated person’s employment with a member, including but not limited to, new offerings of securities which are not registered with the Securities and Exchange Commission, but not including transactions in investment company and variable insurance and annuity securities. You are prohibited from investing in these transactions including Crowdfunding investments that are private placements without prior approval from their Local Compliance Officer, and as applicable, Broker-Dealer Compliance Officer based on a determination that no conflict of interest is involved.

Prudential or the Company: Prudential, its affiliates, and its subsidiaries.

Prudential Affiliated Funds: Proprietary funds advised by Prudential, or a non-proprietary fund sub-advised by Prudential, and any fund whose investment adviser or principal underwriter is controlled by or under common control with Prudential.

Prudential Securities Trading Window: The period of time commencing at the opening of business on the date that is two full trading days after an earnings release and ending at the close of business on the date that is two weeks prior to the end of each quarter, or such other period of time as determined at the discretion of the Law Department).

Star Compliance (STAR): The monitoring system utilized for all personal compliance disclosures including Personal Account Dealing.

Supervised Persons: Individuals who are officers, directors, and employees of a registered investment adviser, as well as certain other individuals who provide advice on behalf of the adviser and are subject to the adviser’s supervision and control.

SEC: U.S Securities and Exchange Commission – a U.S. regulator.

Uncovered Option: An option strategy where the options contract writer (i.e., the seller) does not hold the underlying asset to cover the contract in case of assignment (as opposed to a covered option). Nor does the seller hold any option of the same class on the same underlying asset that could protect against potential losses (options spread).

U.S. Government Entity: Any U.S. state or local government; any agency, authority, or instrumentality of a state or local government; any pool of assets sponsored by a state or local government (such as a defined benefit pension plan, separate account or general fund); and any participant-directed government plan (such as 529, 403(b), or 457 plans)

Exhibit B – Summary of Code Requirements by Employee Classification

Summary of Code Requirements by Employee Classification

	Supervised	Associated	Access	Investment

Acknowledgement Requirements	Required	Required	Required	Required
Complete new hire and other periodic certifications,
attestations, and acknowledgments.

Account Reporting Requirements

Report all Investment Securities Accounts and future	Not	Required	Required	Required
accounts where you have a beneficial interest.	Required

Report transactions and holdings for all securities and	Not	Required	Required	Required
(transaction
future accounts where you have a beneficial interest.	Required
reporting only)

Maintain Investment Securities Accounts at Authorized	Not
Broker-Dealers and Authorized Futures Commission		Required	Required	Required
Required
Merchants

Report Affiliated Open-End Mutual Fund Accounts and	Not	Required	Required	Required
Prudential Sponsored Insurance/Annuity Products	Required

Report Retirement Accounts (e.g., 401K) that can hold	Not
individual securities or Prudential Affiliated Funds		Required	Required	Required
(Retirement accounts that do not hold securities, or	Required

Prudential affiliated funds do not have to be reported)

Discretionary Managed Accounts	Not	Required	Required	Required
Required

Investment Restrictions

Required
			One-Day when you	Required
	Does not	Does not	have knowledge
Blackout Period			that security is	Seven-Day
	apply	apply
being considered

for client
transaction

Minimum Holdings Periods and Short Swing Profit Rule	Does not	Does not	Required (60 days)	Required
	apply	apply

Jurisdictional Guidance
Jurisdictional Area	Code

United States	Applies in Full

United Kingdom	Applies in Full

Summary of Code Requirements by Employee Classification

	Supervised	Associated	Access	Investment

Netherlands	Applies in Full

Mexico	Applies in Full

Japan	Applies in Full. In addition, local regulations may require more restrictive requirements – contact your local compliance department if you have questions
Ireland	Applies in Full.

References

The Code complements and should be read in conjunction with other Global Enterprise Policies that address ethics and conflicts, such as Making the Right Choices, Conflicts of Interest Policy, Global Anti-Bribery and Anti- Corruption Policy, and the Global Insider Trading Policy.

The Code is designed to comply with laws, rules, and regulations applicable to Prudential’s business across the globe, including but not limited to:

Section 206 of the US Investment Advisers Act of 1940

Section 17(j) of the US Investment Company Act of 1940

SEC Rule 17j-1, Personal Investment Activities of Investment Company Personnel

SEC Rule 204-2, Books and Records To Be Maintained by Investment Advisers

SEC Rule 204A-1, Investment Adviser Codes of Ethics

FINRA Rule 3210, Accounts At Other Broker-Dealers and Financial Institutions

FINRA Rule 3280, Private Securities Transactions of an Associate Person

FCA COBS 11.7 and 11.7A, Personal Account Dealing

Hong Kong SFC Code of Conduct for Persons Licensed by or Registered with the SFC Section 12.2

IMAS Code of Ethics & Standards of Professional Conduct 2.12, Personal Conduct and Training

NYSE Listing Rules 303A.10, Code of Business Conduct and Ethics Requirements

Exhibit C – Beneficial Interest

Beneficial Interest: The Code applies to all accounts and securities in which you have a Beneficial Interest (as defined above in Exhibit A – Key Definitions). This means that if you can profit, directly or indirectly, or share in any profit from a transaction, you have a Beneficial Interest. If you are unsure if an account or investment falls under your beneficial interest, contact Compliance for further guidance.

Employees Located Outside of the U.S.: If you are located outside of the United States, you may not be required to disclose or report information regarding accounts for which a spouse, dependent family member and/or minor child has a beneficial interest. Please contact your Local Compliance Team for clarification.

Beneficial Interest	Not Beneficial Interest

You have a spouse, domestic partner, or similar	You have a roommate and do not share bank and investment
cohabitation arrangement: If you contribute to the
accounts or provide material financial support to one another.
maintenance of a household and the financial support of a
Roommates are presumed to be temporary and therefore you
partner or vice versa, your partner’s accounts and
do not have beneficial interest in one another’s accounts and securities you have beneficial interest and are required to
securities and are not required to disclose.
disclose.

Your parents live with you: If you provide financial support to your parents, your parents’ accounts, and securities you
have beneficial interest and are required to disclose.

Your child has an investment account (e.g., UGMA/UTMA)	Your child has an investment account (e.g., UGMA/UTMA) If
If you (or your spouse) are the custodian for the minor	someone other than you (or your spouse) is the custodian for
child, the child’s accounts give you beneficial interest and	your minor child’s account, the account does not give you
you are required to disclose.	beneficial interest and you are not required to disclose.

You have an adult child living in your home: If you provide	You have power of attorney: If you have been granted power
of attorney over an account, you do not have beneficial
financial support to your child, your child’s accounts and
interest until the time that the power of attorney has been
securities give you beneficial interest and you are required activated. Prior to activation, you do not have to disclose; post to disclose.
activation you do.

You have a college-age child: If your child is in college and you still claim the child as a dependent for tax purposes,
you have beneficial interest of their accounts and securities and are required to disclose.

You are the executor, trustee and/or the beneficiary of a
trust: Due to the complexity and variety of trust
agreements, these situations require case-by-case review
by Compliance.

Exhibit D – Preclearance Summary Chart

Access & Investment Persons Pre-Clearance & Holding Period Summary Chart

		Reporting	Holding Period Required
TYPE OF SECURITY	Pre-Clearance		60 days.
	Required	Required	Employees located in Japan:

(FI – 180 days and RE 90 days)

Covered Securities

Publicly Traded Investment Vehicles

Closed-End Funds	Yes	Yes	Yes

Proprietary/Affiliated or Sub-advised Open End	No	Yes	No - must comply with limits in
Mutual Fund			fund documents

Unit Investment Trusts	No	Yes	No

Approved ETFs [See Star Document Library]	No	Yes	No

Exchange-Traded Funds (ETFs)	Yes	Yes	Yes
(not listed in the Approved ETF List)

Exchange-Traded Notes (ETNs)	Yes	Yes	Yes

Publicly Traded Equities
Common Stocks	Yes	Yes	Yes

Listed Depository Receipts e.g. ADRs, Ads,	Yes	Yes	Yes
GDRs

DRIPs - Automatic purchases for dividend
reinvestment plan are not subject to pre-approval	No	Yes	No
requirements. Need to report the initial account set

up/purchase within 30 days

Corporate Non-Voluntary Actions (e.g.,	No	Yes	No
Stock Splits, Mergers, Spin-off etc.)

Rights	Yes	Yes	Yes

Warrants (Listed and Exercised)	Yes	Yes	Yes

Preferred Stock	Yes	Yes	Yes

Listed Real Estate Investment Trusts (REITs)	Yes	Yes	Yes

	Only for Level 1-4		Only Section 16 Reporting
Prudential Stock	or 56A level
Persons
	employees	Yes
Designated Persons can only trade during open			(Board of Directors and Certain
(regardless of
window			Executive Officers) are subject to a
other
	classifications)		6-month holding period

Initial Public Offerings (equity IPOs) and			PROHIBITED
Secondary/Follow on offerings

Private Investments in Public Equity Securities			PROHIBITED
(PIPES)

22

Access & Investment Persons Pre-Clearance & Holding Period Summary Chart

		Reporting	Holding Period Required
TYPE OF SECURITY	Pre-Clearance		60 days.
	Required	Required	Employees located in Japan:

(FI – 180 days and RE 90 days)

Publicly Traded Fixed Income Instruments

Asset Backed Securities	Yes	Yes	Yes
U.S. Agency Securities including Fannie	Yes	Yes	Yes
Mae/Freddie Mac

Corporate Bonds	Yes	Yes	Yes

Convertible Bonds (converted)	Yes	Yes	Yes
Municipal Bonds	Yes	Yes	Yes
New Issues (fixed income)	Yes	Yes	Yes

Structured Notes	Yes	Yes	Yes

Sovereign Debt	Yes	Yes	Yes

Derivatives

Common Stock Options	Yes	Yes	Yes

Options and futures on certain Broad-Based
Indices. (S&P 500, FTSE 100, FTSE 250, MSCI
EAFE, MSCI EM, NASDAQ 100, Nikkei 225, NSE
S&P CNX, Russell 1000, Russell 2000, Russell	No	Yes	No
3000, S&P 100, S&P Europe 350, and S&P
MidCap 400 including CBOE securities) and ETFs
(on the Approved ETF list)
NFA Associated Persons are prohibited from
trading in futures

All other options and futures that are not listed		PROHIBITED
above

Forward Contracts		PROHIBITED

Commodities Contracts		PROHIBITED

OTC Warrants or Swaps		PROHIBITED

Derivative Instruments of Prudential Securities		PROHIBITED
speculative in nature: e.g., short sales; put or
call options

Derivatives of Sovereign Debt		PROHIBITED

Currency Related Derivatives (Futures, Swaps		PROHIBITED
and other structured products tied to
currencies)

Access & Investment Persons Pre-Clearance & Holding Period Summary Chart

		Reporting	Holding Period Required
TYPE OF SECURITY	Pre-Clearance		60 days.
	Required	Required	Employees located in Japan:

(FI – 180 days and RE 90 days)

Private Investments, Health Savings Accounts, Investment Clubs, Short Sales, & Financial Wagering and Predictive Markets

Private Investments (e.g. limited partnerships;	Yes	Yes	N/A
private placements)

Hedge Funds	Yes	Yes	Yes

HSA Accounts with Self-Directed Brokerage
Accounts (Health Equity Schwab Account) need to	Yes	Yes	Yes
follow the applicable preclearance requirements

listed above

Investment Clubs		PROHIBITED

Short Selling of any security that requires pre-		PROHIBITED
clearance under the Code

Financial Wagering Instruments and Prediction		PROHIBITED
Markets

The following do not require pre-clearance and reporting and are not subject to holding period requirements

Non-Affiliated Open End Mutual Funds	No	No	No

Money Market Funds	No	No	No

Investments in 529 Plans	No	No	No

Brokerage CDs	No	No	No

Investment Grade Short-Term Debt
Instruments (rated in one of the two highest	No	No	No
categories by an NRSRO and have a maturity

of less than 366 days)

Bankers’ Acceptances & Certificates of	No	No	No
Deposits

Direct Obligations of the US Government	No	No	No
(US Treasuries)

Commercial Paper	No	No	No
Cash Currencies Transactions (buying EURO,	No	No	No
GBP, etc.)

Cryptocurrencies that are not securities	No	No	No

Table of Contents

1. Policy Statement....3
2. Persons Subject to the Policy....3
3. Additional Restrictions for Certain Individuals....4
4. Sanctions and Penalties....4
5. Definition of Material Non-Public Information....4
6. Prudential Trading Policy....6
7. Window Periods and Special Blackouts; Preclearance; Section 16....8
8. Rule 10b5-1 Trading Plans....9
9. Employee Responsibility and Non-Retaliation....9
10. Training....9
11. Post-Termination Transactions....9
12. Company Transactions....10
13. Related Material....10

Appendix A....A-1

2

Insider Trading Policy

Geographical Scope:	Global
Issued Organization:	Law Department
Issued By:	Ann Kappler, EVP - General Counsel and Chief Compliance Officer
Owner:	Brian Spitser, Chief Disclosure Counsel
Published Date:	12/19/2023
Last Revised:	12/19/2023
Last Reviewed:	11/05/2024

1. Policy Statement

Prudential Financial, Inc. (together with its subsidiaries, the "Company," "Prudential," or "we") has an obligation under both U.S. federal and state securities laws to prohibit buying, selling, or making other transfers of securities by persons who have material non-public information ("MNPI"), as defined in greater detail in Section 5 below. Prudential has adopted this Insider Trading Policy ("Policy") to prevent insider trading and avoid the appearance of insider trading. You are responsible for ensuring that you do not violate federal or state securities laws or this Policy. This Policy has been designed to promote compliance with federal and state securities laws, and to protect Prudential, members of its Board of Directors and its employees from serious liabilities and penalties that can result from violations of these laws.

Persons with questions about this Policy should contact the Chief Disclosure Counsel, who is currently Brian Spitser.

2. Persons Subject to the Policy

This policy applies to:

a. *Employees, Officers and Directors.* This Policy applies to all employees, officers and directors of Prudential, anywhere in the world.

b. *Family Members.* This Policy applies to your family members who reside with you (including a spouse, a child, a child away at college, stepchildren, grandchildren, parents, stepparents, grandparents, siblings and in-laws), anyone else who lives in your household (other than a household employee), and any family members who do not live in your household but whose transactions in Company securities are directed by you or are subject to your influence or control, such as parents or children who consult with you before

3

they trade in Company securities (collectively referred to as "Family Members"). You are responsible for the transactions of these other persons and therefore should make them aware of the need to confer with you before they trade in Company securities, and you should treat all such transactions for the purposes of this Policy and applicable securities laws as if the transactions were directed by you and for your own account. Family Members of Designated Persons or Pre-Clearance Persons (as each term is defined below) shall be considered Designated Persons and Pre-Clearance Persons, as applicable, pursuant to this Policy.

c. *Entities that you Control*. This Policy applies to any entities that you influence or control, including any corporations, partnerships or trusts (collectively referred to as "Controlled Entities"), and transactions by these Controlled Entities should be treated for the purposes of this Policy and applicable securities laws as if they were directed by you and for your own account. Controlled Entities of Designated Persons or Pre-Clearance Persons shall be considered Designated Persons and Pre-Clearance Persons, as applicable, pursuant to this Policy.

d. *Third Parties*. The Law Department may, at its discretion, require certain third parties, such as consultants or contractors who do or may have access to buy, sell or hold a security. Both positive and negative information can be material. There is no "bright line" between what is material and what is not. Since materiality must always be determined in light of all of the surrounding facts and circumstances, a change in those facts and circumstances may well change the nature of the information from non-material to material. Moreover, although multiple pieces of information may not be material individually, if the aggregate effect of those pieces would alter the "total mix" of available information regarding the issuer, then such pieces of information are considered material.

In general, information about financial results, plans or projections for Prudential, its divisions and reporting segments (e.g., the type of information that is typically included in the Company's quarterly earnings release and investor presentations) should be presumed to be material.

In addition, other types of information that may be considered material include:

- Joint venture, merger or acquisition or asset or business disposition
- Entry into or termination of a material agreement
- Financial forecasts, projections and predictions
- Change in senior management
- Significant litigation, governmental or regulatory action
- Major personnel changes which may include significant layoffs or reorganizations
- Change in capital investment plans
- Change in actuarial assumptions
- Non-renewal of a significant number of policyholders
- Declaration of a dividend or change in dividend policy
- Changes in credit or financial strength ratings
- Changes in pricing or pricing assumptions
- Offerings of Prudential securities
- Repurchases or redemptions of Prudential debt or equity securities, including authorization of a program to effect future repurchases or redemptions
- Significant cybersecurity breaches, data losses, service disruptions or similar incidents
- Existence of an event-specific blackout period (discussed in Section 7a below)

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b. *Non-public Information.*

"Non-public" information is information that has not been disclosed to the general public. In order to establish that the information has been disclosed to the public, the information must be widely disseminated. Information generally would be considered widely disseminated if it has been disclosed through the Dow Jones "broad tape," newswire services, a broadcast on widely available radio or television programs, publication in a widely available newspaper, magazine or news website, or public disclosure documents filed with the SEC that are available on the SEC's website. By contrast, information would likely not be considered widely disseminated if it is available only to the Company's employees, or if it is only available to a select group of analysts, brokers and institutional investors. Once information is widely disseminated, it is still necessary to provide the investing public with sufficient time to absorb the information. As a general rule, information should not be considered fully absorbed by the marketplace until after the second full trading day after the day on which the information is released. If, for example, the Company were to make an announcement on a Monday, you should not trade in Company securities until after close of market on Wednesday. Depending on the particular circumstances, the Company may determine that a longer or shorter period should apply to the release of specific material nonpublic information.

6. Prudential Trading Policy

a. *General Prohibition*

You may not trade or transact, directly or indirectly, in Prudential securities when you have MNPI about Prudential.

In addition, if, in connection with your duties to Prudential, you obtain MNPI about another company, including but not limited to Prudential's customers and suppliers, competitors, a company or business in which Prudential has invested, or a company with which Prudential is negotiating a major transaction, you may not trade in that company's securities or the securities of another publicly traded company whose price may be affected by such information, until the information becomes public or is no longer material. Information that is not material to Prudential may nevertheless be material to another company.

There is no exception for small transactions or transactions that may seem necessary or justifiable for independent reasons, such as the need to raise money for an emergency expenditure.

b. *No Tipping*

You may not convey MNPI about Prudential or another company to others. You also may not suggest that anyone purchase or sell any Prudential securities or any other company's securities while you are in possession of MNPI regarding Prudential or such other company. These practices, known as "tipping," also violate the U.S. securities laws and

6

can result in the same civil and criminal penalties that apply if you engage in insider trading directly, even if you do not receive any money or derive any benefit from trades made by persons to whom you passed MNPI. This Policy against "tipping" applies to information about Prudential and its securities, as well as to information about other companies. This Policy does not restrict legitimate business communications on a "need to know" basis.

c. No Speculative Trading

It is against Prudential's interest for you to engage in speculative transactions in Prudential securities. Therefore, with respect to Prudential securities, you may not engage in: (a) short sales (selling Prudential securities you do not own); (b) transactions involving publicly traded options or other derivatives, such as trading in puts or calls; or (c) hedging transactions.

d. Pledging; Margin Accounts

Securities held in a margin account or pledged as collateral may be sold without your consent if you fail to meet a margin call or if you default on a loan and a margin or foreclosure sale may result in unlawful insider trading. Because of this risk, you are prohibited from pledging, or using as collateral, Prudential securities to secure personal loans or other obligations, and holding shares of Prudential common stock in a margin account.

e. Transactions Subject to this Policy

For purposes of this Policy, references to "trading" and "transactions" include, among other things:

- purchases and sales of Prudential securities in public markets;
- sales of Prudential securities obtained through the exercise of employee stock options and the vesting of other equity awards granted by Prudential;
- Elections made pursuant to the Company's 401(k) plan, or deferred compensation plan, if such elections result in purchases or sales of Prudential securities;
- Elections made pursuant to the Company's employee stock purchase plan, and sales of the securities acquired pursuant to such plan;
- making gifts of Prudential securities;
- entering into, amending or terminating a Rule 10b5-1 plan; and
- other economically equivalent transactions.

The exercise of Prudential stock options for cash and net exercises of stock options in which Prudential withholds shares to cover the aggregate exercise price and/or tax withholding obligations are not subject to this Policy. However, broker-assisted cashless

7

exercises of Prudential stock options, in which the broker sells into the open market shares of Prudential common stock issued upon exercise of a stock option to cover the aggregate exercise price and other obligations are subject to this Policy. The receipt or vesting of Prudential equity awards granted under the Company's stock incentive plans is not subject to the Policy.

7. Window Periods and Special Blackouts; Preclearance; Section 16

a. *Window Periods and Special Blackouts*

"Designated Persons" are those individuals who are so designated from time to time by the Company, usually due to those individuals having routine access to quarterly financial data constituting MNPI. Designated Persons may only trade or transact in Prudential securities during an open "Trading Window," which is the period of time commencing at the opening of business on the date that is two full trading days after an earnings release and ending at the close of business on the date that is two weeks prior to the end of each quarter, or such other period of time as determined at the discretion of the Law Department.

For the avoidance of doubt, the restrictions set forth in Section 6 above, including the prohibition against trading while in possession of MNPI, apply at all times regardless of whether the Trading Window is open or closed.

From time to time due to certain developments relating to MNPI, Prudential may implement special blackout periods during which the Company may notify particular individuals that they should not engage in any transactions involving the purchase or sale of Prudential securities or the securities of another company. If you are subject to a special blackout period, you must not trade in the applicable company's securities during such time and you must not disclose to others the fact that you are prohibited from trading.

It is not Prudential's policy to impose special blackout periods every time that MNPI exists, or every time that a Prudential employee may be in the possession of MNPI. Thus, the absence of a special blackout should not be interpreted as permission to trade.

b. *Pre-clearance Policy*

Prudential requires directors and employees at the level of Senior Vice President and above ("Pre-Clearance Persons") to obtain pre-approval in advance of effecting any purchase, sale or other trading of Prudential securities, other than transactions made under an approved Rule 10b5-1 Trading Plan pursuant to Section 8 below. The pre-clearance requirement applies to Pre-Clearance Persons even if they are initiating a transaction during an open Trading Window and when a special blackout period is not in place.

If pre-clearance is granted, the transaction must be executed by the end of the first full trading day after the approval is obtained, but regardless may not be executed if you acquire MNPI concerning Prudential during that time. If a transaction is not completed within the period described above, the transaction must be pre-approved again before it

8

may be executed.

If a proposed transaction is not approved under the pre-clearance policy, you may not transact in Prudential stock, and you should not inform anyone within or outside of Prudential that your pre-clearance request was denied. Any transaction under a Rule 10b5-1 trading plan (discussed below) will not require pre-clearance at the time of the transaction.

Employees of the Company should submit pre-clearance requests electronically utilizing the Company's STAR compliance system. Members of the Board of Directors who are not employees of the Company should submit pre-clearance requests to the office of the corporate secretary.

c. *No Short-Term Trading of Company Securities by Section 16 Reporting Persons*

The SEC's short-swing profit rules penalize Section 16 Reporting Persons who sell any Company securities within six months of a purchase by requiring such person to disgorge all profits to the Company whether or not such person had knowledge of MNPI. "Section 16 Reporting Persons" are members of the Company's Board of Directors and certain executive officers who are subject to the reporting and "short-swing profit" liability provisions of Section 16 of the Securities and Exchange Act of 1934, as amended.

8. Rule 10b5-1 Trading Plans

The Company permits employees at the level of Senior Vice President or more senior to enter into 10b5-1 trading plans. All Rule 10b5-1 trading plans, including any amendments or terminations, are subject to the Prudential Financial, Inc. Policy Concerning Rule 10b5-1(c) Individual Trading Plans, attached hereto as Appendix A, and must be reviewed and approved in advance by the Law Department.

9. Employee Responsibility and Non-Retaliation

Employees are required to promptly report any known violations of this Policy to their business or function Chief Legal Officer or Chief Compliance Officer. As set forth in Prudential's Reporting Concerns and Non-Retaliation Master Policy, Prudential strictly prohibits retaliatory, threatening, or harassing acts against any employee for making a report in good faith of reasonably suspected unethical or unlawful behaviors or practices. Anyone found to have violated this Policy will be subject to disciplinary action.

10. Training

Prudential takes reasonable steps to provide appropriate training on the use and protection of MNPI. It is the employee's responsibility to complete required training, and to seek guidance from supervisors, management, Compliance or Law.

11. Post-Termination Transactions

The Policy continues to apply to transactions in Prudential securities and other

9

company's securities even after termination of employment or service with Prudential. If an employee, officer or director has MNPI when his or her service terminates, that person may not engage in any transaction in Prudential or the applicable company's securities until that information has become public or is no longer material, except as otherwise specified in the Policy.

12. Company Transactions

From time to time, Prudential may engage in transactions in its own securities. It is Prudential's policy to comply with all applicable securities and state laws (including appropriate approvals by the Board of Directors or appropriate committee, if required) when engaging in transactions in Prudential securities.

13. Related Material

Legal Standards for Internal and External Communications

10

Appendix A

Prudential Financial, Inc. Policy Concerning Rule 10b5-1(c) Individual Trading Plans

Policy Concerning Rule 10b5-1(c)
Individual Trading Plans

A. Permissibility of Individual Trading Plans under Insider Trading Policy.

Prudential Financial, Inc. (the "Company") has adopted an Insider Trading Policy prohibiting, among other things, "insider trading" – that is, trading by Company officers, directors and employees in securities issued by the Company while they are aware of material non-public information. Failure to comply with these restrictions may result in violations of the federal securities laws and subject persons failing to comply to civil and criminal penalties and to discipline by the Company up to and including termination of employment.

Since material non-public information can come into existence or become known at any time, it can be difficult for certain officers, directors and employees to sell or purchase Company securities, or to exercise Company stock options, to meet personal financial objectives because they may not trade during periods in which they have such information. There also may be uncertainty as to whether particular information constitutes material non-public information, which in itself may effectively prevent the sale of Company securities, including the exercise of Company stock options, by persons aware of the information.

Partially addressing these limitations and concerns, Rule 10b5-1(c), adopted by the Securities and Exchange Commission, provides an affirmative defense to allegations of insider trading for trades implemented in accordance with a Rule 10b5-1(c) trading plan, also referred to below as an "Individual Trading Plan", that is entered into by an insider while unaware of material non-public information.
Accordingly, the Insider Trading Policy provides for an exception to certain of the requirements of the Insider Trading Policy in the case of sales of Common Stock or exercises of Common Stock options implemented in accordance with a pre-established written Individual Trading Plan in conformity with this Policy.

B. Eligibility to Enter into Individual Trading Plans.

This Policy is intended to permit entry into Individual Trading Plans by those officers and employees who are most likely to be effectively prevented or restricted as a legal or practical matter from selling Common Stock or exercising Common Stock options under the Insider Trading Plan because of the nature of their responsibilities or positions.

Individual Trading Plans satisfying the requirements of this Policy may be entered into only by the following persons (each an "Eligible Person"):

(a) Executives at Grades 1 through 4 or equivalents (including all "Section 16 officers"); and

(b) Employees at Grades 5 through 7 or equivalents identified by the General

A-1

Counsel as individuals whose job responsibilities entail the possession from time to time of material non-public information that may reasonably be expected to effectively prevent or restrict them as a legal or practical matter from selling Common Stock or exercising Common Stock options during "open trading window" periods established by the Company.

Any Individual Trading Plan entered into by an Eligible Person must satisfy all the conditions and requirements of this Policy.

C. Scope of Permitted Individual Trading Plans.

This Policy permits an Eligible Person to enter into an Individual Trading Plan for the purpose of effecting any of the following transactions through that Eligible Person's account at the brokerage firm (currently E*TRADE Financial) designated by the Company to provide broker/dealer services for the Prudential Omnibus Incentive Plan (each an "Eligible Transaction"):

(a) the exercise of Common Stock options;
(b) the sale of Common Stock received upon the exercise of Common Stock options;
(c) the sale of Common Stock upon the lapse of restrictions applicable to grants of Restricted Stock or Restricted Stock Units; and/or
(d) the sale of Common Stock received in respect of Performance Share awards.

This Policy does not contemplate or permit the use of Individual Trading Plans for any other transactions or for any transactions through any other brokerage account.

Eligible Transactions pursuant to an Individual Trading Plan established and implemented in accordance with this Policy may be effected in either "open trading window" periods or "closed trading window" periods.

D. Requirements for Individual Trading Plans.

Under Rule 10b5-1(c), an Eligible Person's Individual Trading Plan must: (a) specify the amount (number of shares or specified dollar value) of options to be exercised and/or securities to be sold and the price at which and the date on which the securities are to be sold; or (b) include a written formula or algorithm, or computer program, for determining the amount of options to be exercised and/or securities to be sold and the price at which and the date on which the securities are to be sold.

In general, an Individual Trading Plan must not permit the Eligible Person to exercise any subsequent influence over how, when or whether to effect an exercise or sale and must ensure that no other person who may exercise such influence under the Individual Trading Plan (such as the Eligible Person's broker or financial advisor) is aware of material nonpublic information when doing so.

If you are an Eligible Person, you may enter into a written Individual Trading Plan for the purpose of carrying out one or more Eligible Transactions, provided that you satisfy (a)

A-2

all of the conditions and requirements of Rule 10b5-1(c) (the "Rule 10b5-1(c) Requirements") and (b) such additional conditions and requirements as the Company may from time to time establish (the "Company Requirements").

1. Rule 10b5-1(c) Requirements.

For you to be entitled to the protection provided by Rule 10b5-1(c), you must satisfy all of the following Rule 10b5-1(c) Requirements:

(a) You may only enter into or amend an Individual Trading Plan while you are not aware of material non-public information;

(b) All your purchases and sales must be made in accordance with the Individual Trading Plan and, except pursuant to an amendment or termination approved in accordance with this Policy, you may not alter or deviate from, or try to influence in any way the transactions to be executed under, the terms of the Individual Trading Plan (whether by changing the amount, price, or timing of any sale or exercise);

(c) You may not enter into or alter any corresponding or hedging transaction or position with regard to any options exercised or securities sold pursuant to your Individual Trading Plan;

(d) Trading under the Individual Trading Plan cannot begin until the later of: (a) 90 days after the adoption of the Individual Trading Plan; or (b) two business days following the disclosure of the company's financial results in a Form 10-Q or Form 10-K for the fiscal quarter in which the plan was adopted;

(e) When adopting an Individual Trading Plan, you must include a representation in the Individual Trading Plan certifying, at the time of the adoption of the Individual Trading Plan, that: (a) you are not aware of MNPI about the Company or its securities; and (b) you are adopting the plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5;

(f) You may not have another outstanding (and may not subsequently enter into any additional) Individual Trading Plans during the same period;

(g) You many not have more than one single-trade Individual Trading Plan during any 12-month period. A "single-trade plan" is one "designed to effect" (e.g., has the practical effect of requiring) the purchase or sale of securities as a single transaction. A plan is not designed to effect a single transaction where the plan (a) leaves the person's agent discretion over whether to execute the plan as a single transaction, or (b) provides that the agent's future acts will depend on events or data not known at the time the plan is entered into (such as a plan to execute specified sales or purchases at each of several given future stock prices) and it is reasonably foreseeable at the time the plan is entered into that it may result in multiple transactions; and

(h) You must act in good faith with respect to the Individual Trading Plan.

2. Additional Company Requirements.

The Company requires that all Individual Trading Plans also satisfy the following Company Requirements:

(a) The entry into and any amendment to or discretionary termination of an

A-3

Individual Trading Plan must be pre-cleared by persons within the Law Department and Compliance Department designated by the General Counsel to review Individual Trading Plans for compliance with applicable securities laws, this Policy and the Insider Trading Policy. Once the Individual Trading Plan is pre-cleared, no further pre-clearance is required for individual transactions executed in accordance with the Individual Trading Plan.

(b) The Individual Trading Plan may only be entered into, amended or terminated at the discretion of the Eligible Person during a regular quarterly "open trading window" period and while there is no special "blackout" applicable to the Eligible Person.

(c) The Eligible Person entering into an Individual Trading Plan shall furnish to the Company a Certificate substantially in the form of Exhibit A hereto, with such additions and modifications as the Law Department may from time to time generally or in any particular case determine to be necessary or advisable. Similarly, in connection with any amendment to or discretionary termination of an Individual Trading Plan, the Eligible Person entering into or agreeing to such amendment or termination may be required to furnish to the Company such additional certifications as the Law Department may from time to time generally or in any particular case determine to be necessary or advisable.

Eligible Persons should allow at least five business days after submission for review of an Individual Trading Plan by the Compliance Department and the Law Department. Note in this regard that the Rule 10b5-1(c) Requirement described in Paragraph D(1)(a) above and the Company Requirement described in clause (b) of this Paragraph D(2) must be satisfied on and as the date the Individual Trading Plan is executed rather than the date of submission. (See Paragraph J)
As part of its review, the Compliance Department will confirm with the Human Resources Department that the Individual Trading Plan is structured to ensure compliance with the Company's Common Stock share retention requirements, to the extent applicable. (See Paragraph H)

The Company will require that all Individual Trading Plans give the Company the unilateral right, in its sole discretion, to terminate or suspend the Individual Trading Plan for any reason.

The requirements of clauses (a) through (c) of this Paragraph D(2) do not apply to any termination of an Individual Trading Plan (i) on a fixed date established by the terms of the Individual Trading Plan, (ii) upon the completion of all transactions contemplated by the Individual Trading Plan, (iii) upon the commencement of proceedings in respect of or triggered by the Eligible Person's bankruptcy or insolvency, (iv) upon the death of the Eligible Person, or (v) by the Company as contemplated in the immediately preceding paragraph.

To avoid potential legal issues, an Eligible Person establishing an Individual Trading Plan should do so independently of, and should not discuss or coordinate in advance the terms of his or her Individual Trading Plan with, any other Eligible Person.

A-4

Each Individual Trading Plan, and any amendment to or discretionary termination of any Individual Trading Plan, must be in writing. An Eligible Person is required to furnish to the General Counsel or persons designated by the General Counsel a complete execution copy of any Individual Trading Plan of such Eligible Person, and of each amendment thereto or document effecting any discretionary termination thereof, promptly after the execution thereof.

E. Compliance with Other Rules, Regulations and Reporting Requirements.

A proper Individual Trading Plan will provide an affirmative defense against allegations of insider trading under Section 10(b) of the Securities Exchange Act of 1934 but does not relieve any Eligible Person of his or her obligations to comply with other federal or state legal and filing requirements applicable to transactions in securities of the Company. Accordingly, each Individual Trading Plan must provide appropriate mechanisms to ensure the Eligible Person complies with all laws, rules and regulations applicable to securities transactions under the Individual Trading Plan by that Eligible Person, including mechanisms to ensure compliance with the applicable volume and other restrictions of Rule 144 under the Securities Act of 1933 and the timely filing of all reports (including Forms 144 and Forms 4) required under Rule 144 and under Sections 13(d), 13(g) and 16 of the Securities and Exchange Act of 1934.

Eligible Persons who are "Section 16 officers" are reminded of the applicability of the "short swing profits" recovery provisions of Section 16(b) of the Securities Exchange Act of 1934 to their transactions in securities of the Company, including transactions effected pursuant to an Individual Trading Plan. In particular, depending on the terms of the Individual Trading Plan, it is possible that the Section 16 person may be effectively precluded from purchasing Common Stock outside of the Individual Trading Plan (except in exempt transactions) due to such provisions. The Eligible Person will be required to represent to the Company that he or she will not take any action, including purchases within six months of any sale under his or her Individual Trading Plan, that would trigger Section 16(b) "short swing" liability.

F. Transactions Outside of Individual Trading Plan.

An Eligible Person should not assume that he or she will be free to buy or sell Common Stock or exercise Common Stock options outside of his or her Individual Trading Plan. Any purchases or sales or stock option exercises outside of the Individual Trading Plan remain subject to all of the restrictions and requirements, including applicable pre-approval requirements, of the Insider Trading Policy. As indicated above, depending on the terms of the Individual Trading Plan, purchases outside of the Individual Trading Plan could give rise to liability for "short swing profits" under Section 16(b) of the Securities Exchange Act of 1934. Additionally, transactions both inside and outside of an Eligible Person's Individual Trading Plan must be taken into account for purposes of determining compliance with the volume limitations of Rule 144 under the Securities Act of 1933. Finally, corresponding or hedging transactions or positions outside the Individual Trading Plan may result in the loss of the protections of Rule 10b5-1(c) for transactions under the

A-5

Individual Trading Plan.

G. Public Announcement of Transactions.

The Company reserves the right to make public announcements (including the issuance of a press release and/or the filing with the Securities and Exchange Commission of a Current Report on Form 8-K) regarding any Individual Trading Plan, including but not limited to public announcement of information as to the timing of transactions and the amount and price of securities sold and the number of options exercised. Moreover, the Company is required to disclose in Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K whether during the preceding quarter any director or officer adopted or terminated an Individual Trading Plan and certain information about such Individual Trading Plan.

H. Share Ownership Requirements.

The Individual Trading Plan of any Eligible Person who is subject to the Company's Common Stock share retention requirements must be structured to ensure compliance with those requirements. It is suggested that the Company's voluntary share ownership guidelines be borne in mind by other Eligible Persons. As part of its review of Individual Trading Plans, the Compliance Department will confirm with the Human Resources Department that the Individual Trading Plan is structured to ensure compliance with the Company's Common Stock share retention requirements, to the extent applicable.

I. Certain Additional Responsibilities of Eligible Persons.

Pre-clearance of an Individual Trading Plan by the Company as contemplated by this Policy is conducted as part of the implementation of the Company's insider trading policies. Such pre-clearance does not include a complete review of the Individual Trading Plan and does not constitute a statement or recommendation by the Company as to the advisability of the Eligible Person establishing or implementing such Individual Trading Plan or any Individual Trading Plan.

It is important to note that Rule 10b5-1(c) only provides a defense (which must be proven) in the event there is a claim alleging insider trading. It does not prevent anyone from bringing a claim or otherwise challenging a transaction. Nor does it prevent the media from reporting about any transaction.

Each Eligible Person is solely responsible for any and all fees and expenses, including account fees, and any and all trading or other losses incurred by such Eligible Person in connection with any Individual Trading Plan established by such Eligible Person, and the Company has and assumes no responsibility therefor.

If an Eligible Person's employment with the Company terminates while the Eligible Person has an Individual Trading Plan in effect, the Individual Trading Plan will continue in effect notwithstanding such termination. The Eligible Person will be solely responsible for ensuring that the Individual Trading Plan, and any transactions thereunder, continue to satisfy all applicable legal and other requirements.

A-6

The Company strongly urges each Eligible Person to consult his or her independent legal, accounting and tax advisors regarding any Individual Trading Plan proposed to be established by such Eligible Person.

J. Submission of Individual Trading Plans for Pre-Clearance; Questions About This Policy.

An Eligible Person with questions about this Policy should contact either (a) Richard Baker or Danny Fiore in the Compliance Department, (b) John Cafiero or Brian Spitser in the Law Department or (c) Kate Tekker, Eric Weinberg or Manting Zhang in the Human Resources Department.

An Eligible Person desiring pre-clearance of an Individual Trading Plan should submit the proposed Individual Trading Plan to Richard Baker or Danny Fiore in the Compliance Department. Eligible Person should allow at least five business days for review thereof. (See Paragraph D(2))

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EXHIBIT A TO POLICY CONCERNING RULE 10b5-1 TRADING PLANS

Certificate of Eligible Person
Concerning Rule 10b5-1(c) Individual Trading Plan

The undersigned, a Designated Person under the Insider Trading Policy of Prudential Financial, Inc. (the "Company"), hereby certifies as follows to the Company in connection with the Rule 10b5-1(c) trading plan proposed to be established by the undersigned (the "Individual Trading Plan"):

(1) The undersigned has furnished to the appropriate Company representatives a true and complete copy of the Individual Trading Plan for pre-clearance by the Company in accordance with the Company's Policy Concerning Rule 10b5-1(c) Individual Trading Plans (the "Policy");

(2) As of the date the Individual Trading Plan is established, the undersigned is not aware of any material non-public information concerning the Company;

(3) The undersigned is entering into the Individual Trading Plan in good faith and not as part of a plan or scheme to evade compliance with Rule 10b5-1 under the Securities Exchange Act of 1934 or any other federal or state securities laws or regulations or the Company's Insider Trading Policy or the Policy;

(4) While the Individual Trading Plan is in effect, the undersigned will not enter into or alter any corresponding or hedging transaction or position with respect to the options or securities covered by the Individual Trading Plan;

(5) The undersigned intends to complete all transactions contemplated by the terms of the Individual Trading Plan, and except pursuant to an amendment or termination pre-cleared in accordance with the Policy, the undersigned will not alter or deviate from, or try to influence in any way the transactions to be executed under, the terms of the Individual Trading Plan (whether by changing the amount, price or timing of any transaction);

(6) The undersigned will not, directly or indirectly, communicate any material non-public information relating to the Company or its securities to any broker, dealer, financial advisor, trustee or any other third party that is involved, directly or indirectly, in executing the Individual Trading Plan at any time while the Individual Trading Plan is in effect or otherwise in violation of applicable Company policy or law;

(7) The undersigned will not take, and will ensure that any person or entity with which the undersigned would be required to aggregate sales of securities pursuant to paragraph (a)(2) or (e) of Rule 144 under the Securities Act of 1933 will not take, any action that would cause the sales made under the Individual Trading Plan not to meet all applicable requirements of Rule 144;

(8) The undersigned will not take any action, including purchases within six months of any sale under the Individual Trading Plan, that will trigger "short swing profits" liability under Section 16(b) of the Securities Exchange Act of 1934;

(9) The undersigned will timely make all filings under the Securities Act of 1933 and the Securities Exchange Act of 1934 required in respect of transactions pursuant to the Individual Trading Plan (including filings of any required Forms 144, 4 and 5), it being understood that in the case of filings of Forms 4 and 5 under Section 16 of the Securities Exchange Act of 1934 the undersigned may satisfy this representation by following the Company's prescribed practices and procedures in relation to such filings;

(10) The undersigned has consulted with his or her own advisers as to the personal legal, tax, business, financial and related aspects of the undersigned's establishment and implementation of the Individual Trading Plan and has not relied upon any advice with

Prudential

For Internal Prudential Use Only - Not for External Distribution

respect to such matters from the Company or its representatives; and

The undersigned understands that the Company may make public announcements (including the issuance of a press release and/or the filing with the Securities and Exchange Commission of a Current Report on Form 8-K) regarding the Individual Trading Plan, including but not limited to public announcement of information as to the timing of transactions and the amount and price of securities purchased or sold. Moreover, the Company is required to disclose in Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K whether during the preceding quarter any director or officer adopted or terminated an Individual Trading Plan and certain information about such Individual Trading Plan.

IN WITNESS WHEREOF, the undersigned has signed this Certificate this ____ day of _______________, 202__.

____
Name:
Title:

Prudential

For Internal Prudential Use Only - Not for External Distribution

Information Barrier Standards

August 2026

Applies to:

All employees (full-time and part-time), globally, that work for, or support, Prudential’s general account, institutional asset management, investment adviser, and broker dealer businesses (CIO, PGIM and PIMS).

All contractors, interns, temporary employees, and others who have been notified by compliance are subject to this policy.

Questions?

For any questions, please contact your local compliance officer or PST.Help@prudential.com

These Standards complement other important Prudential policies that address ethics and conflicts, such as Prudential’s Code of Conduct

–Making the Right Choices, Conflicts of Interest Policy, Global Insider Trading Policy, and Code of Ethics – Personal Securities Investing Standards.

Prudential Financial, Inc.- Compliance Approval Required Prior to External Dissemination

Policy Statement

PGIM is subject to strict laws and regulations that prohibit the misuse of Material Non-Public Information (“MNPI” as defined below). You are strictly prohibited from using MNPI to execute securities transactions for the company, client or personal gain. You are also prohibited from sharing MNPI with anyone who does not require the information in the proper course of their employment. PGIM takes a zero-tolerance approach to misuse of MNPI.

PGIM has implemented Information Barrier Controls (as defined below) designed to control the flow of, and prohibit the misuse of MNPI and to manage conflicts of interest which may arise as a result of receiving MNPI.

The below Standards set out the minimum requirements that apply to all PGIM employees, consultants, contractors, interns and others who have been advised to be subject to this Policy.

Standards

These Information Barrier Standards (“Standards”) outline the controls and information barriers that are reasonably designed to safeguard material non-public information and ensure compliance with applicable insider trading laws and regulations. PGIM’s Chief Legal and Compliance Officer is authorized to approve exceptions to and modifications of these Standards. Any requests should be documented and set forth the basis and rationale and any conditions to which the approval is subject.

For purposes of these Standards, material non-public information (“MNPI”) is defined as information not available to the general public that a reasonable investor would consider material when making decisions to buy, sell, or hold a security. Information that may not be material on its own can become MNPI when combined with other information held or internal data, such as strategic decisions or anticipated actions.

Information is considered public only when it has been widely disseminated through recognized channels (e.g., public filings, press releases, newswire services). Information accessible solely to company employees or a limited group of analysts, brokers, or institutional investors is generally not considered public.

PGIM maintains physical separation and technological controls (“Information Barrier Controls”, as further defined below) designed to prevent the exchange of MNPI between distinct investment teams and designed to control the flow of inside information. These Information Barrier Controls are designed to support compliance with insider trading laws and regulations, and to manage conflicts of interest, by enabling PGIM’s investment teams to trade independently, even when other PGIM teams may possess MNPI.

To further safeguard PGIM’s confidential information and MNPI, all employees - whether working in PGIM offices, remotely, or in shared spaces—must maintain such information in a secure, and organized workspace in alignment with these Standards. This includes removing and securing sensitive, including confidential, documents in locked drawers or cabinets when unattended, locking or shutting down devices when not in use, and ensuring passwords or access credentials are not left visible. Computer sessions must be locked when stepping away, and electronic files containing confidential information

Prudential Financial, Inc.- Compliance Approval Required Prior to External Dissemination

should be secured when not in use. Sensitive documents must be disposed of in designated shred bins, and printouts containing MNPI, confidential or personally identifiable information, or client data should be promptly retrieved and removed from shared printers or copiers.

Under these Standards, you may not share MNPI without prior written approval from Compliance, nor may you seek MNPI from others. Any other confidential, proprietary or other information that you receive during your time at Prudential must not be shared with those who do not have a need to know the information, even when this policy is otherwise followed.

You are required to understand and comply with these Standards and attest to compliance with these Standards at least annually. Employees will typically receive training on these Standards at time of hire and periodically thereafter.

Information Barrier Classifications and Controls

Above the Barrier: Certain Investment Group or Permitted Shared Resource senior officers and enumerated control functions as noted in Exhibit A may need access across Investment Groups to make strategic decisions or perform their job responsibilities. Such personnel are not involved in making security-specific trading or investment decisions for PGIM or our clients.

•Employees designated as Above the Barrier are generally not subject to the physical and technological restrictions noted in these Standards but should only communicate and receive relevant information on a “need-to-know” basis.

Information Barrier Controls: PGIM has implemented Information Barrier Controls to: (a) contain the MNPI within an Investment Group and their support teams; (b) prevent the misuse of MNPI; and (c) limit transacting while in possession of MNPI. These controls permit other Investment Groups to continue transacting unimpeded by limiting their access to MNPI. PGIM’s Information Barrier Controls include but are not limited to:

•Policies and Procedures

•Training

•Physical Separation

•Technological Separation

•Restricted Lists

Isolated Information Barrier: As needed, Compliance may approve “ad hoc” or Isolated Information Barriers around one or a group of employees with respect to potential receipt or sharing of MNPI. The relevant Compliance department is responsible for documenting the approval, maintaining the applicable controls and escalating and addressing any breaches of the Isolated Information Barrier. Please refer to the section titled “Barrier Crossings – Isolated Information Barriers” for more information regarding Isolated Information Barriers.

Investment Group: At PGIM, MNPI resides primarily in our Investment Groups. Investment Group means each distinct PGIM business group listed in Exhibit A that has its own investment and/or trading

Prudential Financial, Inc.- Compliance Approval Required Prior to External Dissemination

team that has been designated or grouped separately from other investment units. Investment Groups are subject to the following Information Barrier Controls:

•Physical Separation: Investment Groups may not co-locate with each other.

•Technological Separation: Access to Investment Group investment systems and drives is limited.

Investment Group workspace co-location and systems access permissions may be granted to Permitted Shared Resources (as defined below) that provide support to an Investment Group and require such access to perform their roles.

Investment Group Sub-Division: From time to time, we may designate a sub-division of an Investment Group as a separate sub-division information barrier (the “Sub-division Barrier”) for the purpose of receiving and containing MNPI separate from the rest of the Investment Group. The Sub-division Barrier should have sufficient managerial, physical, and technological separation from the rest of the Investment Group and may have additional controls as determined by Compliance. With reasonable controls, the receipt of MNPI by the members of the Sub-division Barrier would not restrict the Investment Group unless the MNPI was intentionally or inadvertently shared.

Permitted Shared Resources: Business groups which support multiple Investment Groups and which do not have investment authority are designated as “Permitted Shared Resources.” These business groups include the Institutional Client Group, Global Wealth, Product and Marketing, Portfolio Specialists, Operations, Technology and Finance. Permitted Shared Resources are subject to the following Information Barrier Controls:

•Physical Separation: Permitted Shared Resource teams may generally share workspace with one another, but can only co-locate with an Investment Group if they provide dedicated support to the Investment Group and require such access to perform their role.

•Technological Separation: Permitted Shared Resource teams may access each other’s systems, provided those systems do not contain unsecured MNPI. Cross-team system access should be limited to teams that regularly share information to perform their functions.

Investment Group co-location and systems access permissions may be granted to Permitted Shared Resources that provide support to an Investment Group and require such access to perform their roles.

Restricted Lists: A list of issuers or related issuers (e.g., affiliates, competitors) with respect to which PGIM has MNPI. Employees are prohibited from entering into any securities or derivative transactions in relation to any securities that are included the Restricted Lists applicable to them. If you obtain MNPI, from any source, with respect to an issuer, you must immediately notify Compliance. Compliance will place the issuer and/or the related issuer on the appropriate Restricted List(s) unless otherwise addressed (e.g., creation of Isolated Information Barriers). Trading restrictions will generally apply to related issuers (e.g. parents and subsidiaries) unless it can be determined that the MNPI is not material to those related issuers. Once Compliance reasonably concludes that no employee of an Investment Group possesses MNPI with respect to an issuer, they may remove such issuer from the applicable Restricted List(s).

Prudential Financial, Inc.- Compliance Approval Required Prior to External Dissemination

Determining Whether Information is MNPI

Prior to communicating issuer specific information with a member of another Investment Group, you must receive pre-approval from Compliance to determine if the topic of discussion relates to MNPI.

Not all information that you have access to, or come in contact with will be MNPI and subject to these Standards. MNPI is typically information that is precise, non-public, related to one or more issuers, or to one or more financial instruments and the publication of which would likely have a significant effect on the price of those financial instruments, or related financial instruments.

When assessing whether information is material, you should consider whether a reasonable person would consider the information to be important in deciding whether to buy, sell or hold a security. These materiality determinants are usually fact-intensive and can be complex. It is important to consider whether a piece of information on its own may not be material, but when taken with other information it could be material. Information you receive when combined with information you already hold and decisions you have taken, or are about to take, could, collectively, be MNPI.

Some examples of information that, depending on the circumstances, may be MNPI and should not be shared with another Investment Group without Compliance involvement include, without limitation:

•A merger or acquisition;

•A sale or divestiture of substantial assets;

•A change in dividend policy;

•Earnings results (or significant trends or projections regarding or affecting company performance or earnings results);

•Embargoed government reports and statistics;

•Unannounced government actions;

•MNPI restricted lists

•Material changes to private credit ratings

•Same day trade information (e.g., open market orders or intended trades); and

•Changes in auditors or senior management.

•Issuer specific MNPI

•Material changes to valuations for fair valued transactions where the valuation is based on MNPI

•Investment Research that Includes MNPI.

Prudential Financial, Inc.- Compliance Approval Required Prior to External Dissemination

Some examples of information that, depending on the circumstances, is not MNPI and can be shared on a need-to-know basis include:

•Client Information (e.g., Names, Contacts, Fees, Meeting Notes)

•Client Pipeline Reports

•Marketing Decks

•Valuations for unrestricted Public Equity/Fixed Income Securities

•Time Delayed Holdings (e.g. T+1 or longer)

•Security Attributes (e.g., issuer, maturity, coupon, ratings)

•Investment Research that Does Not Include MNPI

If you are not sure whether information is MNPI, or if you believe that you have come into contact with MNPI you must reach out to Compliance for clarification.

Barrier Crossings - Isolated Information Barriers

Sharing MNPI across information barriers (“Barrier Crossing”) is permitted only when necessary for a legitimate business purpose and subject to strict controls.

From time to time, Legal or Compliance in conjunction with the business may determine to implement an ‘isolated information barrier.’ In such cases, MNPI may be shared only when there is a legitimate business need that cannot be met through alternative means. Examples include but are not limited to:

a)evaluating or executing investments, mergers, acquisitions, divestitures, or joint ventures; b) providing MNPI to Credit or Investment Committee members assessing multi-group transactions; c) supporting strategic initiatives such as product development, portfolio restructuring, or market response; and d) facilitating client-directed transactions requiring coordination between multiple groups.

Except as noted below, Barrier Crossings require pre-approval from Compliance for issuer level discussions. If MNPI is being shared, requests should generally describe the business purpose and provide additional information such as recipients, scope and duration of the trading restrictions. Approved Barrier Crossings will typically be logged, if necessary, Compliance will advise on controls for isolated information barriers and will update Restricted Lists. T and trading restrictions, if any, will remain in place until Compliance determines that MNPI is no longer held.

Pre-approval is not required for certain activities, including a) internal or client meetings limited to macro themes and general performance; b) communications related to shared third-party client advisory relationships limited to the client’s portfolio; and c) communications between affiliated advisory relationships limited to the engaging Investment Group’s portfolio.

Access to MNPI must be restricted to individuals with a demonstrated need-to-know. Recipients should be briefed on their obligations regarding MNPI handling. Compliance may require additional safeguards such as chaperoned meetings or restricted system access. Any suspected or actual breach of secured MNPI or this policy must be reported to Compliance immediately.

Prudential Financial, Inc.- Compliance Approval Required Prior to External Dissemination

Confidentiality Agreements

When an Investment Group or any of its sub-divisions enters into a confidentiality agreement, governing information to be received from a third party in connection with an actual or potential investment, the employee signing the agreement is responsible for determining whether they will likely receive MNPI and notifying Compliance. If the information is deemed to be MNPI, Compliance will update the relevant Investment Group’s Restricted List(s) as necessary.

Even if the information is not deemed to be MNPI, you must take precautions to ensure that Confidential Information, regardless of materiality, is not shared with individuals who do not need to know the information to perform their job role or function. In some cases, the terms of the confidentiality agreement may not permit the sharing of such information to other businesses or Investment Groups. Please consult your Law Department, as needed, when assessing the terms of any confidentiality agreement.

Escalation

If MNPI is shared in violation of the information barriers defined herein, the incident must be escalated to Compliance immediately.

Please note that you are not required to report receipt of MNPI to Compliance when a) you receive the MNPI from a PGIM employee and b) you have been explicitly informed that the MNPI was previously reported to Compliance and that the issuer and any associated securities have already been placed on the restricted list.

Furthermore, MNPI that is created by PGIM in the course of daily business activity does not have to be escalated to Compliance. For example, a pending order or a decision to purchase or sell securities may be MNPI. Similarly, research analysis (e.g. relative value recommendations or rating changes) which may influence trading decisions may be MNPI. You are not required to report all such instances of MNPI to Compliance, however you are prohibited from disclosing that information to any other person who does not need to know the information to perform their duties and the information may only be used to carry out the purposes for which the information was created.

Failure to report violations of this policy, or failure to disclose your receipt of MNPI may breach securities laws and will be investigated and may result in disciplinary action, including termination or referral to regulatory or other law enforcement authorities. Any suspected violations should be reported to a Compliance Officer, or, if preferred, through Prudential’s Ethics Help Line (1-800-752- 7024) or website (https://prudential.ethicspoint.com). Prudential prohibits retaliation against anyone who makes a good faith report or assists in an investigation.

Nothing in these Standards restricts your right to voluntarily communicate with government agencies about potential legal violations without notifying or seeking approval from Prudential.

Prudential Financial, Inc.- Compliance Approval Required Prior to External Dissemination

Exhibit A

Investment Groups

(also known as Information Barrier Groups)

Employees/Groups Designated as “Above the Barrier”

Prudential Officers: Prudential Chief Investment Officer, Prudential Global Investment Strategy Managing Director, Prudential Head of Global Hedge Management, Prudential Chief of Global Portfolio Management, Prudential Head of Alternative Assets

PGIM Group Heads: Chief Executive Officer, Heads of Institutional Distribution, Head of Product and Marketing, Head of Strategic Capital Group and Head of Quantitative Solutions, Head of PGIM Credit, Heads of PGIM Real Estate, Head of Global Wealth, and CEO of Jennison Associates

PGIM Functional Heads and Executive Support: Chief of Staff, Chief Legal and Compliance Officer, Heads of Each of: Strategy; People Team; Information & Technology; Administration; Finance, Risk; Communications; Operations; Marketing; and Global Services, and Chief Business Officer, PGIM Credit, and Head of Business Management.

PGIM Functional Support Units: Law, Compliance, Risk Management, Enterprise Risk Management (Investment Risk and Market Risk) and Internal Audit (IA PGIM coverage)

PGIM	PGIM Credit	PGIM	PGIM	Jennison		PGIM	Montana	Chief	PGIM
		Credit			Deerpath				Strategic
Global	(Fixed		Quantitative	Associates		Real	Capital	Investment
		(Private			Capital				Capital
Wealth	Income)		Solutions	LLC		Estate	Partners	Office
		Credit)							Group

PGIM Global	PGIM Fixed	PGIM	PGIM	Jennison	Deerpath	All PGIM	Montana	Chief	PGIM
Wealth (all units	Income (an	Private	Quantitative	Associates	Capital (all	Real Estate	Capital	Investment	Strategic
and locations,	investment sub-	Credit (an	Solutions (all	LLC (all	locations,	(all locations,	Partners	Office,	Capital
and investment	group of PGIM	investment	locations, and	locations,	and	including	(all	including	Group (all
group support	Credit - all	sub-group	investment	and	investment	GRES and	locations,	Global	locations,
functions	locations, and	of PGIM	group support	investment	group	investment	and	Hedge	and
deemed to be	investment group	Credit - (all	functions	group	support	group	investment	Management	investment
Investment	support functions	locations,	deemed to be	support	functions	support	group		group
Group	deemed to be	and	investment	functions	deemed to	functions	support	Prudential	support
employees)
	investment group	investment	group	deemed to	be	deemed to	functions	Select	functions

PGIM Custom	employees)	group	employees)	be	investment	be	deemed to	Strategies	deemed to
		support		investment	group	investment	be		be
Harvest LLC	PGIM Japan Co.	functions		group	employees)	group	investment		investment
	Ltd Sub-Division	deemed to		employees)		employees)	group		group
PGIM DC		be					employees)		employees)
Solutions	Capital Markets	Investment				Impact &
Group
	Group					Responsible
Strategic		employees)
	Sub-Division					Investing

Investment	Barrier within
Group
Fixed
(SIRG)
Income

employees (also
known as the
PGIM FI Private
Credit Team)

Prudential Financial, Inc.- Compliance Approval Required Prior to External Dissemination